EXHIBIT 10.25

AGREEMENT

for the exchange of the whole of the issued share capital of Impleo Limited


(1)      The persons listed in schedule 1

(2)      SmartDisk Corporation

Dated April 28, 2000



OSBORNE CLARKE OWA

BRISTOL OFFICE

50 Queen Charlotte Street, Bristol  BS1 4HE
Telephone 0117 917 3000 Facsimile 0117 917 3005

LONDON OFFICE

Hillgate House, 26 Old Bailey, London EC4M 7HW
Telephone 020 7809 1000 Facsimile 020 7809 1005

THAMES VALLEY OFFICE

Apex Plaza, Forbury Road, Reading RG1 1AX
Telephone 0118 925 2000 Facsimile 0118 925 0038

WEB SITE: www.osborneclarke.com

                                    CONTENTS

1. Definitions and interpretation...........................................................1
2. Exchange................................................................................10
3. Consideration...........................................................................10
4. Completion..............................................................................11
5. Registration Rights Applying to that part of the Consideration Stock
   Allotted and Issued to Employee Shareholders and Non-Employee Shareholders..............14
6. Conditional Allotment and Issue (Employee Shareholders only)............................19
7. Release of guarantees...................................................................22
8. Post completion matters.................................................................22
9. Warranties..............................................................................22
10. Specific Indemnities...................................................................23
11. Covenant for Taxation..................................................................24
12. Purchaser's remedies...................................................................24
13. Limitations on liability...............................................................26
14. Conduct of Non-Tax Claims..............................................................29
15. General................................................................................30
16. Announcements..........................................................................32
17. Costs and expenses.....................................................................33
18. Notices................................................................................33
19. Governing law and jurisdiction.........................................................34
Schedule 1.................................................................................35
THE SHAREHOLDERS...........................................................................35
----------------
Schedule 2.................................................................................41
(Information concerning the Company).......................................................41
Schedule 3.................................................................................42
The Non-Tax Warranties.....................................................................42
1. CAPACITY................................................................................42
2. ARRANGEMENTS BETWEEN THE COMPANY AND SHAREHOLDER ASSOCIATES.............................42
3. OTHER INTERESTS OF ANY SHAREHOLDER ASSOCIATE............................................42
4. COMPANY.................................................................................42
5. SUBSIDIARIES............................................................................43
6. INSOLVENCY OF THE COMPANY...............................................................43
7. STATUTORY BOOKS AND DOCUMENTS FILED.....................................................44
8. ACCURACY AND ADEQUACY OF INFORMATION....................................................44
9. PREPARATION AND CONTENTS OF THE MANAGEMENT ACCOUNTS.....................................44
10. ACCOUNTING RECORDS.....................................................................45
11. EURO COMPLIANCE........................................................................45
12. EVENTS SINCE THE ACCOUNTS DATE.........................................................46
13. FINANCIAL COMMITMENTS AND BORROWINGS...................................................47
14. WORKING CAPITAL........................................................................48
15. INSURANCES.............................................................................48
16. CONTRACTS AND COMMITMENTS..............................................................49
17. TERMS OF TRADE.........................................................................50
18. PRODUCT LIABILITY......................................................................50
19. LICENCES AND CONSENTS..................................................................50
20. TRADING PARTNERS.......................................................................50

21. COMPETITION AND TRADE REGULATION LAW...................................................51
22. COMPLIANCE WITH LAW....................................................................52
23. LITIGATION AND DISPUTES................................................................52
24. OWNERSHIP AND CONDITION OF ASSETS......................................................53
25. STOCK..................................................................................53
26. CHARGES AND ENCUMBRANCES OVER ASSETS...................................................53
27. INTELLECTUAL PROPERTY..................................................................54
28. Data Protection Act....................................................................56
29. DIRECTORS AND EMPLOYEES................................................................56
30. INDUSTRIAL RELATIONS...................................................................58
31. PENSIONS...............................................................................59
32. TITLE..................................................................................59
33. ENCUMBRANCES...........................................................................60
34. PLANNING MATTERS.......................................................................60
35. STATUTORY OBLIGATIONS..................................................................60
36. ADVERSE ORDERS.........................................................................60
37. LEASEHOLD PROPERTIES...................................................................61
38. ENVIRONMENTAL MATTERS..................................................................61
Schedule 4.................................................................................62
1. The Property............................................................................62
Schedule 5.................................................................................63
Tax Schedule...............................................................................63
2. Covenant for Taxation...................................................................66
3. Covenant to Shareholders................................................................67
4. Tax Warranties..........................................................................68
5. Limitations on liability................................................................73
6. Repayment...............................................................................75
7. Over-provision and Reliefs..............................................................75
8. NIC and PAYE............................................................................76
9. Claims Procedure........................................................................78
Schedule 6.................................................................................80
The Products...............................................................................80
Schedule7..................................................................................81
The Management Accounts....................................................................81
Schedule 8.................................................................................82
The Employment Contract....................................................................82
Agreement..................................................................................83

THIS AGREEMENT is made the 28th day of April 2000


BETWEEN:

(1) THE PERSONS whose names and addresses are set out in part 1 of schedule 1 ("THE SHAREHOLDERS"); and

(2) SMARTDISK CORPORATION a corporation whose principal place of business is at 3506 Mercantile Avenue, Naples, Florida 34104-3310 USA ("THE PURCHASER").


BACKGROUND:

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, including the schedules and appendices, unless the context otherwise requires, the following words have the following meanings:

         "THE ACCOUNTS DATE"                31 March 2000;

         "THE ACT"                          the Companies Act 1985 (as amended);

         "THIS AGREEMENT"                   this Agreement (including any
                                            schedule or annexure to it);

         "AVERAGE CLOSING PRICE" US $30.3875 (thirty point three eight seven five US dollars) per share of the Purchasers common stock;

         "THE BOARD"                        in relation to the Company, its
                                            board of directors;

         "BUSINESS DAY"                     a day (other than a Saturday or a
                                            Sunday) on which clearing banks are
                                            open for business in the City of
                                            London;

         "CLAIM" a claim by the Purchaser against the Shareholders under the Covenant for Taxation or under the Warranties or indemnities contained in this
                                            Agreement and "NON-TAX CLAIM" means
                                            any claim which is not a Tax Claim;

         "THE COMPANY"

                                            Impleo Limited, details of which
                                            are set out in schedule 2;

         "COMPLETION"                       the completion of the exchange of
                                            the Shares for the Consideration
                                            Funds and

                                            Consideration Stock under this
                                            Agreement;

         "COMPUTER PROGRAMS"                all or any part of a set of
                                            instructions whose purpose is to
                                            cause a data processing machine to
                                            perform certain functions or
                                            operations whatever the form of the
                                            program (whether in source code or
                                            in human-readable form, or object
                                            code or machine readable form, and
                                            whether or not compiled or
                                            assembled);

         "CONDITIONAL                       ALLOTMENT DATES means each of 6
                                            October 2000, 6 April 2001, 6
                                            October 2001 and 6 April 2002 and
                                            "Conditional Allotment Date" means
                                            any one of them;

         "THE CONSIDERATION"                the consideration payable by the
                                            Purchaser to the Shareholders for
                                            the Shares under clause 3;

         "CONSIDERATION FUNDS"              means together: (i) $39,310.34
                                            (thirty nine thousand three hundred
                                            and ten dollars and thirty four
                                            cents) payable by the Purchaser to
                                            SCM Microsystems Ltd; and
                                            (ii)(pound)101,702.31 (one hundred
                                            and one thousand seven hundred and
                                            two pounds and thirty one pence)
                                            payable by the Purchaser to the
                                            remaining Shareholders for the
                                            Shares under clause 3;

         "CONSIDERATION STOCK"              new common stock par value US$0.001
                                            per share of the Purchaser
                                            calculated in accordance with
                                            clause 3, 4, 5, 6 and 13 and
                                            Schedule 1 of this Agreement and
                                            which shall not in any event exceed
                                            125,051 (one hundred twenty five
                                            thousand fifty one) Shares of new
                                            Common Stock which equates in value
                                            to US$3,800,000 (three million
                                            eight hundred thousand US Dollars)
                                            calculated by reference to the
                                            Average Closing Price;

         "COPYRIGHT"                        all copyright arising under English
                                            law (whether under the Copyright
                                            Designs and Patents Act 1988 or
                                            otherwise) in all original works,
                                            Computer Programs (in whatever
                                            form), customer lists, databases
                                            and any other work in which
                                            copyright subsists, together with
                                            all copyrights and/or rights of
                                            like nature arising (whether by
                                            operation of the registration or
                                            otherwise) in any other part of the
                                            world, and the right to apply for
                                            the same and the benefit of any and
                                            all licences in connection with the
                                            foregoing;

         "THE COVENANT FOR                  the covenant given by the
         TAXATION"                          Shareholders under paragraph 2 of
                                            schedule 5;

         "DANGEROUS SUBSTANCE"              any natural or artificial substance
                                            (whether in the form of a solid,
                                            liquid, gas or vapour) the
                                            generation, transportation,
                                            storage, treatment, use or disposal
                                            of which (whether alone or in
                                            combination with any other
                                            substance) gives rise to a risk of
                                            causing harm to human health,
                                            comfort or safety or harm to any
                                            other living organism or causing
                                            damage to the Environment;

         "DISCLOSED"                        fully and fairly disclosed to the
                                            Purchaser expressly for the purposes
                                            of this Agreement in the Disclosure
                                            Letter and "fully and fairly" means
                                            disclosed with sufficient
                                            particularity to enable the
                                            Purchaser to assess the full impact
                                            on the Company of the matter
                                            disclosed;

         "THE DISCLOSURE LETTER"            the letter of the same date as this
                                            Agreement in the agreed form from
                                            the Shareholders to the Purchaser,
                                            together with any attachments,
                                            disclosing matters that are
                                            exceptions to the Warranties;

         "DOCUMENTATION"                    all user manuals and other materials
                                            which accompany any unit of Software
                                            and all other technical, reference
                                            and/or other manuals or
                                            documentation, whether intended for
                                            internal or external use in relation
                                            to any Software;

         "EMPLOYEE SHARES"                  that part of the Consideration
                                            Stock held by the Employee
                                            Shareholders following Completion;

         "EMPLOYEE                          those Shareholders who are also an
         SHAREHOLDERS"                      employee, director or consultant of
                                            the

                                            Company and whose details are set
                                            out in Part 2 of Schedule 1 to this
                                            Agreement;;

         "THE ENVIRONMENT"                  the environment as defined in
                                            Section 1(2), Environmental
                                            Protection Act 1990;


         "ENVIRONMENTAL                     any permit, exemption, filing
         CONSENT"                           requirement, licence or
                                            registration from time to time
                                            necessary or desirable under
                                            Environmental Law;

         "ENVIRONMENTAL LAW"                any directive, treaty, code of
                                            practice, circular, guidance note
                                            and the like, in each case of any
                                            jurisdiction, in force or enacted
                                            relating or pertaining to a
                                            material extent to the Environment,
                                            any Dangerous Substance, human
                                            health, comfort, safety or the
                                            welfare of any other living
                                            organism;

         "ESCROW AGENT"                     a national bank organised
                                            under the laws of the United Kingdom
                                            or the United States of America to
                                            be appointed by the Purchaser as
                                            soon as reasonably practicable
                                            following Completion;

         "ESCROW AGREEMENT"                 the agreement in the agreed form
                                            between (1) the Purchaser, (2) the
                                            Shareholders and (3) the Escrow
                                            Agent;

         "GUARANTEE"                        any guarantee, suretyship,
                                            indemnity, bonding liability or
                                            similar contingent liability given
                                            or undertaken by a person to secure
                                            or support the obligations of any
                                            third party;

         "INTELLECTUAL PROPERTY"            all Patents, Copyrights, Marks,
                                            Know-How and Other IPR's;

         "KNOW-HOW"                         all rights anywhere in the world of
                                            the Company in and to all industrial
                                            and commercial trade secrets and
                                            confidential and secret research,
                                            developments, design, inventions,
                                            ideas, information, data, skills,
                                            products, processes, drawing and
                                            specifications;

         "THE LEASES"                       any leases (including underleases)
                                            under which the Properties are
                                            held, particulars of which are set
                                            out in schedule 4 and

                                            "LEASE" means any of them;

         "MANAGEMENT                        the unaudited management accounts
         ACCOUNTS"                          for the Company for the period from
                                            15 November 1999 to the Accounts
                                            Date and contained within Schedule
                                            7 of this Agreement;

         "MARKS" all trade marks, service marks and logos whether registered in the UK or elsewhere or unregistered
                                            (including applications for
                                            registration thereof) together with
                                            all rights of like nature arising
                                            (whether by operation of law,
                                            registration or otherwise) out of
                                            the same in any part of the world
                                            and the rights to apply for the
                                            same and the benefit of any and all
                                            licences in connection with the
                                            foregoing;

         "NASDAQ" the NASDAQ National Market, maintained by the NASDAQ Stock Market, Inc.;

         "NON-EMPLOYEE SHARES"              that part of the Consideration
                                            Stock held by the Non-Employee
                                            Shareholders following Completion;

         "NON-EMPLOYEE SHAREHOLDERS"        the Shareholders set out in Part 1
                                            of Schedule 1 to this Agreement not
                                            being Employee Shareholders;

         "NON-TAX WARRANTIES"               the representations referred to in
                                            clause 9 and set out in schedule 3;

         "NOTICE"                           includes any notice, demand,
                                            consent or other communication;

         "ORDINARY SHARES"                  ordinary shares of 50p each in the
                                            capital of the Company;

         "OPTION AGREEMENTS"                the option agreements dated 12
                                            November 1999 between SCM
                                            Microsystems Limited and each of
                                            the remaining Shareholders and
                                            Stuart Skinner;

         "OTHER IPR'S"                      all designs (registered or
                                            unregistered), utility models and
                                            all other intellectual or
                                            industrial property rights
                                            (including
                                            without limitation as to
                                            secrecy or confidence) arising
                                            (whether by operation of law,
                                            registration or otherwise) under
                                            English law or in any other part of
                                            the world to the extent that the
                                            same are not otherwise included
                                            within the definitions of
                                            Copyright, Marks, Patents and Know
                                            How and the right to apply for the
                                            same and the benefit of any and all
                                            licences in connection with the
                                            foregoing;

         "PATENTS"                          letters patent and the right to
                                            apply for letters patent in any part
                                            of the world and any similar rights
                                            situated in any country; and the
                                            benefit of any and all licences in
                                            connection with the foregoing;

         "PLANNING ACTS"                    the Town and Country Planning Act
                                            1990, the Planning (Listed
                                            Buildings and Conservation Areas)
                                            Act 1990, the Planning (Hazardous
                                            Substances) Act 1990, the Planning
                                            (Consequential Provisions) Act
                                            1990, the Planning and Compensation
                                            Act 1991 and all other statutes
                                            containing provisions relating to
                                            town and country planning;

         "THE POLICIES"                     all insurance policies maintained
                                            by the Company on the date of this
                                            Agreement and "POLICY" means any of
                                            them;

         "THE PRODUCTS"                     the products described in Schedule
                                            6 and all versions thereof and in
                                            each case including the Software
                                            comprised therein and all related
                                            packaging;

         "THE PROPERTIES"                   the properties particulars of which
                                            are set out in schedule 4 and "THE
                                            PROPERTY" means any of them;

         "SEC"                              the United States Securities and
                                            Exchange Commission;

         "SERVICE AGREEMENTS"               the service agreements in the
                                            agreed form between (the Company)
                                            and each of Grant Morgan, and John
                                            Boyne respectively;

         "SHAREHOLDER ASSOCIATE"            each of the Shareholders and any
                                            persons connected with any of them
                                            within the
                                            meaning of Section 839, ICTA;

         "SHAREHOLDERS' SOLICITORS"         Woodhouse Daughtrey of North Lodge,
                                            Templewood Lane, Franham Common,
                                            Bucks SL2 3HW;

         "THE SHARES"                       the ordinary shares constituting
                                            all the issued shares of the
                                            Company at Completion, as set out
                                            in schedule 1 and schedule 2 of
                                            this Agreement;

         "SOFTWARE"                         all or any of the Computer Programs
                                            and Documentation forming part of
                                            and all or any modification to any
                                            Computer Programs supplied by the
                                            Company as a stand alone product or
                                            embedded in hardware and whether
                                            supplied under a third party end
                                            user licence or not;

         "SUBSIDIARIES"                     any subsidiaries of the Company
                                            within the meaning of Sections 736
                                            and 736A, Companies Act 1985 and any
                                            subsidiary undertakings within the
                                            meaning of Sections 258 and 259,
                                            Companies Act 1985 from time to
                                            time, and "SUBSIDIARY" means
                                            any of them;

         "TAX WARRANTIES"                   the representations set out in
                                            paragraph 4 of schedule 5 (Tax
                                            Schedule) and each of them;

         "TRADING DAY"                      a day on which stock in the
                                            Purchaser can be traded on;

         "SHAREHOLDER'S ASSOCIATE"          each of the Shareholders and any
                                            persons connected with any of them
                                            within the meaning of Section 839,
                                            ICTA;

         "UNITED KINGDOM" OR "UK"           the United Kingdom of Great Britain
                                            and Northern Ireland;

         "UNITED STATES" OR US"             the United States of America;

         "WARRANTIES"                       the Non-Tax Warranties and the Tax
                                            Warranties, and "WARRANTY" means
                                            any one of them;

         "WORKING TIME                      the Working Time Regulations 1998
         REGULATIOS"                        (SI No 1833);

         "YEAR 2000 CONFORMITY"             in connection or in relation to any
                                            software neither performance nor
                                            functionality is affected by dates
                                            prior to, during and after the Year
                                            2000, in particular:

         Rule 1: No value for current date will cause any interruption in operation;

         Rule 2: Date-based functionality must behave consistently for dates prior to, during and after Year 2000;

         Rule 3: In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules;

         Rule 4: Year 2000 must be recognised as a leap year (all as defined by the British Standards Institution in Document DISC PD2000-1).

1.2 Words defined in paragraph 1 of schedule 5 (Tax Schedule) shall bear the same meaning in the entire Agreement.

1.3      In this Agreement, unless the context otherwise requires:

         (a) words in the singular include the plural and vice versa and words in one gender include any other gender;

         (b)      a reference to a statute or statutory provision includes:

                  (i) any subordinate legislation (as defined in Section 21(1), Interpretation Act 1978) made under it;

                  (ii) any repealed statute or statutory provision which it re-enacts (with or without modification); and

                  (iii) any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

         (c)      a reference to:

                  (i) any party includes its successors in title and permitted assigns;

                  (ii) a "PERSON" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

                  (iii) clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

                  (iv) any provision of this Agreement is to that provision as amended in accordance with the terms of this Agreement;

                  (v) any document being "IN THE AGREED FORM" means in a form which has been agreed by the parties on or before the date of this Agreement and for identification purposes signed by them or on their behalf by their solicitors;

                  (vi) "INDEMNIFY" and "INDEMNIFYING" any person against any circumstance include, subject to the provisions of clauses 10 and 13, indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against him and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance; and

         (d) except as set out in sub-clause 1.1, terms defined in the Act have the meanings attributed to them by the Act;

         (e) "STERLING" and the sign "(POUND)" mean pounds sterling in the official currency of the United Kingdom and "DOLLAR" and the sign "$" means US dollars in the official currency of the United States;

         (f) the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;

         (g)      general words shall not be given a restrictive meaning:

                  (i) if they are introduced by the word "other" by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

                  (ii) by reason of the fact that they are followed by particular examples intended to be embraced by those general words;

         (h) where any liability or obligation is undertaken by two or more persons unless expressly stated, the liability of each of them shall be joint and several; and

                  (i) where any statement is qualified by the expression "SO FAR AS THE SHAREHOLDERS ARE AWARE" or "TO THE BEST OF

                           THE SHAREHOLDERS' KNOWLEDGE AND BELIEF" or any similar expression it shall be deemed to include an additional statement that it has been made after due and careful enquiry by the Shareholders and in the case of SCM Microsystems Limited such enquiry shall only be made to Alan Jones, George Dundon, Sharon Shelley, Janet Martin-Kerr, Colin Skilton and Julie Davies.

2.       EXCHANGE

2.1 Subject to the terms of this Agreement, the Shareholders shall transfer to the Purchaser, with effect from Completion, the Shares with:

         (a) full title guarantee (except for all charges and encumbrances (whether monetary or not) and all other rights exercisable by third parties which the Shareholders do not, and could not reasonably be expected to, know about); and

         (b) all rights attaching to or accruing to them (including all dividends and distributions declared, paid or made on or after that date).

2.2

         (a) Each of the Shareholders waives all rights of pre-emption over any of the Shares conferred on him or them, by the Articles of Association of the Company or in any other way and undertakes to take all steps necessary to waive any rights of pre-emption over any of the Shares.

         (b) George Dundon, Alan Jones and Grant Morgan in their capacity as directors of the Company waive all rights of pre-emption over any Shares conferred on the board of directors of the Company.

2.3 The Purchaser shall not be obliged to complete the purchase unless the sale and purchase of all the Shares is completed simultaneously.

3.       CONSIDERATION

3.1 Subject to the provisions of this Agreement the consideration for the sale and purchase of the Shares shall be satisfied by the Purchaser as follows:

         (a) the payment of $39,310.34 (thirty nine thousand three hundred and ten dollars and thirty four cents) on Completion to SCM Microsystems Limited representing part of the Consideration Funds; and

         (b) the payment of (pound)101,702.31 (one hundred and one thousand seven hundred and two pounds and thirty one pence) on completion to the Shareholders' Solicitors as agent for the Shareholders, representing part of the Consideration Funds; and

         (c) as to $1,834,493.38 (one million and eight hundred and thirty four thousand four hundred and ninety three dollars and thirty eight cents) by the allotment and issue to the Non-Employee Shareholders of 60,370 (sixty thousand three hundred and seventy) shares of Consideration Stock on Completion in the proportions set out in Part 1 of Schedule 1 subject to the provisions relating to the Retained Stock set out in Clause 13; and

         (d) as to $393,092.70 (three hundred and ninety three thousand and ninety two dollars and seventy cents) by the allotment and issue to the Employee Shareholders of 12,936 (twelve thousand nine hundred and thirty six) shares of Consideration Stock on Completion in the proportions set out in Part 2 of Schedule 1; and

         (e) as to $1,572,370.80 (one million five hundred and seventy two thousand three hundred and seventy dollars and eighty cents) by the conditional allotment and issue to each of the Employee Shareholders of up to 51,744 (fifty one thousand seven hundred and forty four) shares of Consideration Stock in the proportions and in the manner set out in Part 3 and Part 4 of
                  Schedule 1 upon the conditions set out in clauses 6, having been satisfied and subject to the provision of Clause 13 ("the Deferred Consideration").

3.2 The receipt of the Consideration Funds by SCM Microsystems Limited and the Shareholders Solicitors shall be good receipt for the purposes of the Purchaser and the Purchaser shall not be required to enquire as to the division of that part of the Consideration Funds between the Shareholders by the Shareholders Solicitors.

3.3 The Consideration Stock shall rank in all respects pari passu with the common stock par value $0.001 per share in the capital of the Purchaser in issue immediately prior to the allotment and issue of the Consideration Stock.

4.       COMPLETION

4.1 Completion shall take place at the offices of Osborne Clark OWA, solicitors to the Purchaser, on the date of this Agreement

4.2      On Completion:

         (a) the Shareholders shall deliver or shall procure the delivery to the Purchaser:

                  (i) stock transfer forms, duly completed and executed by the registered holders or their lawful attorneys, in favour of the Purchaser (or as it may direct) in respect of the Shares together with the relevant share certificates;

                  (ii) letters of non-crystallisation dated not earlier than the second business day immediately preceding Completion from the holders of any outstanding floating charges given by the Company;

                  (iii) the certificate of incorporation, any certificates of incorporation on change of name or re-registration, the statutory books written up to date, share certificate books, minute books, and the common seal of the Company;

                  (iv) the original version of the licence to occupy the property granted to the Company by SCM Microsystems Ltd;

                  (v) all other papers and documents material to the continuing operation of the business of the Company which are in the possession of or under the control of any of the Shareholders (to be delivered at the Properties);

                  (vi) letters of resignation in the agreed form from George Dundon, John Boyne and Alan Jones;

                  (vii) a statement of all overdraft and credit balances from the Company's bankers and other lenders as at the close of business on the day preceding Completion;

                  (viii)   the Disclosure Letter;

                  (ix) a licence to occupy in an agreed form signed by the Company, SCM Microsystems Ltd and SCM Microsystems Group Ltd: and

                  (x)      the documents listed in Schedule 9 to this Agreement.

         (b) The Shareholders shall repay all monies then owing by them to the Company whether due and payable or not and the Company shall repay all monies owing by the Company to any of the Shareholders save that any monies payable by the Company to SCM Microsystems Limited under the terms of a business sale agreement between the Company and SCM Microsystems Limited dated 12 November 1999 shall not be payable by the Company at Completion and shall not be payable by the Company until such monies become due and payable under the terms of the said agreement.

         (c) The Shareholders shall procure that as soon as reasonably practicable following Completion and in any event no more than 7 days after Completion Grant Morgan & John Boyne enter into the Service Agreements.

         (d) The Shareholders shall procure that a board meeting of the Company is held at which:

                  (i)      the stock transfer forms referred to in sub-clauses
                           (a)(i) are approved and (subject to them being appropriately stamped) registered in the Company's books;

                  (ii) Daniel Reed and Mike Battaglia are appointed as directors of the Company;

                  (iii) Alan Jones, George Dundon and John Boyne cease to be officers of the Company with immediate effect;

                  (iv) the accounting reference date of the Company is changed to 31 December;

                  (v) Green & Peters are appointed as auditors of the Company;

                  (vi) new articles of association of the Company in an agreed form are adopted by the Company ;

                  (vii) the mandates given by the Company to its bankers are revoked or revised as the Purchaser may require; and

                  (viii) the execution and completion of the other documents to be entered into by the Company under this Agreement is approved.

         (e) When the Shareholders have complied with the provisions of sub-clauses (a)-(d) inclusive, the Purchaser shall: (i) transfer by telegraphic transfer the Consideration Funds to SCM Microsystems Ltd and to the Shareholders' Solicitor in the proportions set out sub-Clause 3.1(a) and sub-Clause 3.1.(b);

                  (ii) subject to sub-clause 4.3 below procure the allotment subject to the provisions of this Agreement and issue of the Consideration Stock to the Shareholders in the proportions set out in schedule 1;

4.3 If any of the requirements of sub-clause 4.2 are not complied with on the date set for Completion under sub-clause 4.1, the Purchaser (in the case of the requirements of sub-clauses 4.2(a)-(d) inclusive) or the Purchaser (in the case of the requirements of sub-clause 4.2(e)) may:

         (a) defer Completion with respect to some or all of the Shares to a date not more than 28 days after that date (in which case the provisions of this sub-clause shall also apply to Completion as so deferred); or

         (b) proceed to Completion so far as practicable (including, at the Purchaser's option, completion of the purchase of some only of the Shares) but without prejudice to any other rights which it or they may have under this Agreement; or

         (c)      rescind this Agreement by notice in writing.

4.4 Subject to the provisions of clause 13, the Shareholders undertake to indemnify the Purchaser against any loss, expense or damage which it may suffer as a result of any document delivered to it under this clause being unauthorised, invalid or for any other reason ineffective.

4.5 The Purchaser and the Shareholders undertake to enter into the Escrow Agreement as soon as reasonably practicable following Completion and the Purchaser undertakes that when all of the Shareholders and the Purchaser have entered into the Escrow Agreement to deliver certificates in respect of the Retained Stock to the Escrow Agent to be held in the Escrow Account;

5. REGISTRATION RIGHTS APPLYING TO THAT PART OF THE CONSIDERATION STOCK ALLOTTED AND ISSUED TO EMPLOYEE SHAREHOLDERS AND NON-EMPLOYEE SHAREHOLDERS.

5.1      Incidental (Piggyback) Registration.

         (a) Subject to the limitations set forth in this Agreement, if the Purchaser, at any time within one (1) year of the date hereof proposes to file on its behalf and/or on behalf of any of its security holders ("THE DEMANDING SECURITY HOLDERS") a registration statement under the Securities Act of 1933 of the US, as amended (the "Securities Act"), on any form (other than a registration statement on US forms S-4 or S-8 or any successor form for shares to be offered in a transaction of the type referred to in Rule 145 under the Securities Act of the US or to employees of the Purchaser pursuant to any employee benefit plan, respectively) for the general registration of shares to be sold for cash with respect to its common stock or any other class of equity security (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934 of the US) of the Purchaser, it will give written notice to the Shareholders at least 15 days before the initial filing with the US Securities and Exchange Commission of such registration statement, which notice shall set forth the intended method of disposition of the shares proposed to be registered by the Purchaser. The notice shall offer to include in such filing the aggregate number of shares of Consideration Stock as have been properly allocated and issued to the Shareholders pursuant to this Agreement and as the Shareholders may request, subject, however, to the provisions of this clause 5.1.

         (b) Any of the Shareholders who desires to have up to 20% of his or their Consideration Stock entitlement which have been properly allotted and issued to him or them pursuant to this Agreement registered under this clause 5, they shall advise the Company in writing within 10 days after the date of receipt of written notice from the Purchaser pursuant to Clause 5.1(a), setting forth the amount of such Consideration Stock for which registration is requested, not to exceed 20% of the Consideration Stock properly allotted and issued to such Shareholder under the terms of this Agreement (subject to adjustment for stock splits, stock dividends and similar reclassifications affecting the Common Stock). The Purchaser shall thereupon include in such filing the number of shares representing that part of Consideration Stock of each Shareholder for which registration is so requested, subject to the following provisions of this clause 5. In the event that the proposed registration by the Purchaser is, in whole or in part, an underwritten public offering of securities of the Purchaser, the Purchaser shall not be required to include any of the Consideration Stock as aforesaid in such underwriting unless the Shareholders agree to accept the offering on the same terms and conditions as the shares of common stock of the Purchaser, if any, otherwise being sold through the underwriters under such registration and provided further, that:

         (A) if the managing underwriter determines and advises the Purchaser that the inclusion of all of the Consideration Stock proposed to be included by the Shareholders in the underwritten public offering and other issued and outstanding shares of common stock of the Purchaser proposed to be included therein by the persons other than the Shareholders, the Purchaser and any shareholder who has exercised registration rights with respect to such registration (the "Other Shares") would jeopardise the success of the Purchaser's offering, then

                  (i) the Purchaser shall be required to include in the offering (in addition to the number of shares to be sold by the Purchaser and any Demanding Security Holder) only that number of shares of the Consideration Stock that the managing underwriter believes will not jeopardise the success of the Purchaser's offering; and

                  (ii) the number of shares of the Consideration Stock and Other Shares included in such underwritten public offering shall be reduced pro rata based upon the number of shares of the Consideration Stock and Other Shares requested by the holders thereof to be registered in such underwritten public offering subject to the provisions of this agreement and an Investor's Rights Agreement between the Purchaser
                           (1), Phoenix House Investments (2),, Toshiba
                           Corporation (3) and Fisher International Systems Corporation (4) (together the "PRIOR HOLDERS") requiring that such reduction in Other Shares included in such offering not reduce the amount of Other Shares owned by the Prior Holders included in the Offering below 30% of the total amount of securities included in the offering; and


                  (B) in each case all of the Consideration Stock owned by the Shareholders which are not included in the underwritten public offering shall be subject to customary underwriter "lock-up" arrangements and not sold or otherwise transferred by the Shareholders for a period, not to exceed ninety (90) calendar days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

                  In the event the Purchaser chooses a registration form which limits the size of the offering, either in terms of the number of shares or dollar amount, the Purchaser shall not be required to include in the offering (in addition to the number of shares to be sold by the Purchaser and any demanding security holder) any amount of the Consideration Stock which would exceed such limits and the number of shares in the Consideration Stock and Other Shares included in such underwritten public offering shall be reduced pro rata based upon the number of shares in the Consideration Stock and Other Shares requested by the holders thereof to be registered in such underwritten public offering.

5.2 UNDERWRITING DOCUMENTS AND OTHER LIMITATIONS.

                  (a) Notwithstanding any provision of this Agreement to the contrary, a Shareholder may not include any shares of the Consideration Stock in any underwritten offering required or contemplated under this Agreement unless the Shareholder promptly executes and delivers such form of underwriting agreement, custody agreement, power of attorney and other agreements and instruments as the underwriters of such offering may reasonably require in connection with the preparation and consummation of such offering.

                  (b) Notwithstanding any provision of this Agreement to the contrary, in no event shall the Purchaser be required to register the sale of any shares of the Consideration Stock held by the Escrow Agent but the Purchaser shall register those shares of the Consideration Stock that are released by the Escrow Agent under the terms of the Escrow Agreement and this Agreement.

5.3      FORM S-3 REGISTRATION.

         Subject always to the terms and limitations set forth in this Agreement, the Purchaser will file as promptly as possible after it is eligible to do so (and in no event later than 5 November, 2000) a registration statement on Form S-3 (the "Shelf Registration Statement") covering 100% of the Shares comprising the Consideration Stock (less any shares registered pursuant to said piggy back registration rights set forth in clause 5.1 above) of the shares of the Consideration Stock and thereafter shall use its best efforts to cause the Shelf Registration Statement to be declared effective as soon as practicable following such filing and to maintain such effectiveness until the one year anniversary of the date hereof; provided, however, that the Purchaser shall have the right to prohibit the sale of shares of the Consideration Stock pursuant to the Shelf Registration Statement, upon notice to the Shareholders (A) if in the opinion of counsel for the Purchaser, the Purchaser would thereby be required to disclose information not otherwise then required by law to be publicly disclosed, provided that the Purchaser shall use its best efforts to minimize the period of time in which it shall prohibit the sale of any shares of its common stock pursuant to this clause (A), which shall in no event exceed 45 days in any one-year period; or (B) during the period starting with the date 10 days prior to the Purchaser's estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration in which the Shareholders are entitled to participate in accordance with clause 5 hereof, or such longer post-effective periods as may be reasonably required by the underwriter or underwriters if such offering is underwritten.

         Subject to the terms of this Agreement if the Purchaser is not eligible to file an S-3 Registration Statement by November 5, 2000, the Shareholders may require the Purchaser to file an S-1 Registration Statement to register 100% of the Consideration Stock which has not already been registered.

5.4      CERTAIN REGISTRATION PROCEDURES.

         If the Purchaser is required by the provisions of this clause 5 to use its best efforts to effect the registration of any Consideration Stock under the Securities Act, the Purchaser will:

         (a) prepare and file with the Securities and Exchange Commission of the US (the "Commission") a registration statement with respect to such Consideration Stock and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earliest of (i) the completion of the distribution of the registered securities, and (ii) the three (3)month anniversary of the effective date of the registration statement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement;

         (b) furnish to any selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

         (c) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions within the United States and Puerto Rico as each Shareholder shall reasonably request (provided, however, that the Purchaser shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process or to qualify as a broker or dealer in securities), and do such other reasonable acts and things as may be required of it to enable the Shareholders to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

         (d) take such other actions as are reasonably required in order to expedite or facilitate the disposition of such common stock; and

         (e) promptly notify in writing the Shareholders and each underwriter (if any) of the happening of any event, during the period of distribution, as a result of which the registration statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the Purchaser shall promptly provide the Shareholders and/or underwriters, as appropriate, with revised or supplemental prospectuses and if so requested by the Purchaser in writing, the Shareholders shall promptly take action to cease making any offers of the Consideration Stock until receipt and distribution of such revised or supplemental prospectuses).

5.5      CERTAIN LIMITATIONS ON REGISTRATION RIGHTS.


         The Purchaser's obligations under Clause 5.1 with respect to each Shareholder are also expressly conditioned upon such Shareholder furnishing to the Purchaser in writing such information concerning such Shareholder and such Shareholder's controlling persons and the terms of such Shareholder's proposed offering of Consideration Stock as the Purchaser or the managing underwriter (if any) shall reasonably request for inclusion in the applicable registration statement.

5.6      Expenses.


         All expenses incurred in complying with this clause 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, printing expenses, fees and disbursements of professional adviser instructed by the Purchaser, expenses of any special audits incident to or required by any such registration and expenses (including English solicitors' or US attorneys' fees) of complying with the securities or blue sky laws of any jurisdictions pursuant to this clause 5, except to the extent required to be paid by participating selling security holders by state securities or blue sky laws, shall be paid by the Purchaser, except that the Purchaser shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for Shareholders in respect of the securities sold by Shareholders, which amounts shall be paid by the Shareholders.

6.       CONDITIONAL ALLOTMENT AND ISSUE (EMPLOYEE SHAREHOLDERS ONLY)

6.1 Subject to the provisions of sub-clause 6.2 and Clause 13, the Purchaser shall allot and issue to each Employee Shareholder the Deferred Consideration on each of the Conditional Allotment Dates in the proportions and in the manner set out in Part 3 and Part 4 of
         Schedule 1.

6.2 The obligations of the Purchaser to allot and issue the Deferred Consideration referred to in sub-clause 6.1 shall, in the case of each Employee Shareholder, be in all respects conditional upon:

         (a) each Employee Shareholder having remained, throughout the period prior to and including any Conditional Allotment Date, a Service Provider to the Company. For the purpose of this sub-clause an Employee Shareholder shall be deemed to be a "Service Provider" to the Company for so long as such Employee Shareholder serves as an employee of the Company or one or more of the Company's holding or subsidiary corporations PROVIDED THAT each Employee Shareholder shall not be prevented from receiving Deferred Consideration under this sub-clause 6.2(a) by virtue only of:

                  (i)      such Employee Shareholder's death while a Service
                           Provider,

                  (ii) termination of such Employee Shareholder's employment arrangement with the Company without "Cause" (as defined below),

                  (iii) termination of such Employee Shareholder's employment with the Company for "Just Cause" (as defined below), or

                  (iv) such Employee Shareholder's receipt of disability insurance payments pursuant to any plan or scheme sponsored by the Company and if upon such plan's or scheme's or in the absence of any such plan or scheme, determination that the Employee Shareholder cannot perform each of the material duties of the Employee Shareholder's employment with the Company. For the purposes hereof, "JUST CAUSE" means (a) the requirement by the Company that the Employee Shareholder perform duties which are contrary to or constitute a material diminution of the Employee Shareholder's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the Employee Shareholder's contract of employment with the Company, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee Shareholder; (b) failure by the Company to comply with any material provision of such Employee Shareholder's contract of employment with the Company, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee Shareholder; or the requirement by the Company that the Employee Shareholder be based at any office or location which is located more than 50 miles from the office of the Company at Ashville Park, Wokingham. For purposes of this Agreement, the term "CAUSE" shall mean (i) the failure or refusal of the Employee Shareholder to perform the duties or render the services reasonably assigned to him from time to time by or under direction of the Managing Director of the Company (except during reasonable vacation periods or sick leave); (ii) gross negligence or willful misconduct by the Employee Shareholder in the performance of his duties as an employee of the Company, (iii) the conviction of the Employee Shareholder of a criminal offence; (iv) the material breach by the Employee Shareholder of any of the provisions of his contract of employment with the Company; (v) the breach by the Employee Shareholder of his fiduciary duty or duty of trust to the Company, including the commission by the Employee Shareholder of an act of fraud or embezzlement against the Company, (vi) use of illegal drugs, or
                           (vii) any other material breach by the Employee Shareholder of any of the material terms or provisions of this Agreement or any other agreement between the Company and the Employee Shareholder related to the Employee Shareholder's employment;


                           AND

                  (b) the total Deferred Consideration exceeding in monetary value the cumulative aggregate amount of all or any Claim or Claims made in accordance with the provisions of clause 13 (the value of all or any Claim or Claims shall be determined by reference to the Purchaser's estimate of the amount involved) ("the Claim Threshold") on or before each of the Conditional Allotment Dates so that where the total Deferred Consideration does not exceed, in monetary value, the Claim Threshold made on or before each of the Conditional Allotment Dates the Purchaser shall have no obligation to allot or issue any of the Deferred Consideration. In the event that the total Deferred Consideration does exceed, in monetary value, the Claim Threshold, on or before each of the Conditional Allotment Dates ("the Excess"), the Purchaser shall allot and issue only that amount of the Deferred Consideration which the Excess represents in the form of Consideration Stock based on the Average Closing Price.


                           The rights and remedies of the Purchaser in respect of any breach of the Warranties or the Covenant for Taxation or any indemnities contained in this Agreement shall not be affected by the condition contained in this sub-clause 6.2(b).

                           This condition shall be without prejudice to the Purchaser's entitlement to set off the amount of any Claim against any sum due from it to the Shareholders under this Agreement or the Purchaser's entitlement to set off or make offsets or deductions on account of any Claim against any Retained Stock held in the Escrow Account or against any future entitlement to Deferred Consideration including all cancellation rights of the Purchaser hereunder.

6.3 Upon the conditions set out in sub-clause 6.2(a) and 6.2(b) having been satisfied, the Purchaser shall allot and issue to the Employee

         Shareholders the Deferred Consideration, or that part of the Deferred Consideration to which they are entitled pursuant to sub-clause 6.2(b), upon each of the Conditional Dates of Allotment in the proportions and in the manner set out in Part 3 and Part 4 of Schedule 1.

7.       RELEASE OF GUARANTEES

7.1 The Shareholders shall on Completion procure the release of the Company from any Guarantee given by the Company in respect of any obligations of any Shareholder or Shareholder Associate and shall indemnify the Purchaser against all liability arising after Completion in respect of it.

8.       POST COMPLETION MATTERS

8.1 The Shareholders declare that for as long as they remain the registered holders of the Shares after Completion they will:

         (a) hold the Shares and the dividends and any other moneys paid or distributed in respect of them after Completion and all rights arising out of or in connection with them in trust for the Purchaser;

         (b) deal with the Shares and all such dividends, distributions and rights as the Purchaser may direct for the period between Completion and the day on which the Purchaser or its nominee is entered in the register of members of the Company as the holder of the Shares.

8.2 The Shareholders irrevocably appoint the Purchaser as their attorney for the purpose of exercising any rights, privileges or duties attaching to the Shares including receiving notices of and attending and voting at all meetings of the members of the Company from Completion to the day on which the Purchaser or its nominee is entered in the register of members of the Company as the holder of the Shares.

8.3      For the purpose of clause 8.2, the Shareholders authorise:

         (a) the Company to send copies of any notices in respect of their share holdings to the Purchaser;

         (b) the Purchaser to complete and return proxy cards, consents to short notice and any other document required to be signed by the Purchaser as a member.

9.       WARRANTIES

9.1 Subject to the provisions of this clause 9 the Shareholders jointly and severally warrant and represent to the Purchaser that, save as Disclosed in the Disclosure Letter, each of the Warranties is true and accurate in all respects and not misleading at the date of this Agreement.

9.2 The Shareholders acknowledge that they give the Warranties with the intention of inducing the Purchaser to enter into this Agreement and that the Purchaser does so in reliance on the Warranties.

9.3 Each of the Warranties is a separate and independent Warranty and shall not be limited by reference to any other Warranty or anything in this Agreement.

9.4 SCM Microsystems Ltd does not warrant and represent that the Warranty contained in paragraph 14 of Schedule 3 regarding the working capital of the Company is true and accurate in all respects and not misleading at the date of this Agreement.

10.      SPECIFIC INDEMNITIES

10.1 The Shareholders shall pay to the Purchaser or at its discretion to the Company an amount equal to all losses, claims, liabilities, damages, actions, demands suffered and all accompanying costs and expenses reasonably incurred by the Purchaser or the Company arising from any of the following matters:

         (a) the Purchaser or the Company infringing any third party Intellectual Property in the Products or the Company not being authorised to licence the Products to end-users;

         (b) any claim howsoever arising which would not have arisen had the Company enjoyed a lawful right to occupy part only of the Property with the written consent of the owner of the freehold of the Property ("THE BUILDING INDEMNITY") (but for the avoidance of doubt the Purchaser or the Company shall not be entitled to claim or recover monies in respect of the same fact or facts from SCM Microsystems Limited under both the Building Indemnity and also under the provisions of an agreement dated on the same day as this Agreement and being between the Company, SCM Microsystems Limited and SCM Microsystems Group Limited;

         (c) any claim howsoever arising resulting from the transfer of those employees of the Company whose employment was transferred from SCM Microsystems Limited to the Company under the Transfer of Undertakings (Protection of Employment) Regulations 1981, pursuant to a business sale agreement dated 12 November 1999 between SCM Microsystems Limited and the Company and without prejudice to the generality of the foregoing any claim howsoever arising which would not have arisen had the said employees of the Company each signed a contract of employment with the Company on 12 November

                  1999 in the form annexed in schedule 8 of this Agreement ("THE EMPLOYMENT INDEMNITY");

         (d) any claim howsoever arising made by any third party or a liquidator, receiver or trustee in bankruptcy against the Purchaser or the Company in respect of the transfer of the Datawise business from SCM Microsystems Ltd to the Company pursuant to a Business Sale Agreement dated 12 November 1999 and the assignment of all intellectual property rights in the Products and arising under the Insolvency Act 1986 ("THE DATAWISE INDEMNITY");

         (e) any stamp duty payable on the consideration passing in respect of the transfer or assignment of all intellectual property rights in the Products from SCM Microsystems Limited to the Company;

         (f)      the Products not meeting Year 2000 Conformity;

         (g) the Company failing to comply with the provisions of the Data Protection Act;

         (h) the Management Accounts not being true and accurate in all material respects ("THE MANAGEMENT ACCOUNTS INDEMNITY"); and

         For the avoidance of doubt no Disclosed matter shall affect the indemnities contained in this clause.

10.2 Each undertaking contained in sub-clause 10.1 shall be construed as a separate and independent undertaking and are considered by the parties to be reasonable in all the circumstances.

11.      COVENANT FOR TAXATION

11.1 The Shareholders covenant to the Purchaser in the terms of the Covenant for Taxation as set out in schedule 5.

12.      PURCHASER'S REMEDIES

12.1 Each of the Shareholders undertake to disclose in writing to the Purchaser anything which is or may constitute a Claim or be inconsistent with the contents of the Disclosure Letter directly it comes to the notice of any of them either before, at the time of, or after Completion.

12.2 The rights and remedies of the Purchaser in respect of any breach of the Warranties or the Covenant for Taxation shall not be affected by Completion or by any investigation made, or which could have been made, by it or on its behalf into the affairs of the Company.

12.3 If any Claim is made, no Shareholder shall make any claim against the Company or any director or employee of the Company on whom he may have relied before agreeing to any terms of this Agreement or authorising any statement in the Disclosure Letter. This sub-clause shall not preclude any Shareholder from claiming against any other Shareholder under any right of contribution or indemnity to which he may be entitled.

12.4 In the event of a Claim, without prejudice to the right of the Purchaser to claim damages on any basis available to it or to any other right or remedy available to it, subject to the provisions of Section
         13.5 the Shareholders agree to pay on demand to the Purchaser a sum by way of damages as agreed between the Shareholders and the Purchaser or, in default of such agreement, as determined by order of a court of competent jurisdiction which is the higher of:

         (a) an amount sufficient to put the Company into the position which would have existed if the Warranties had been true and accurate or not misleading when given or repeated;

         (b) an amount equal to the resulting diminution in value of the Shares;

         (c) the amount by which the assets of the Company are less, or less valuable, or its liabilities greater, than the values at which the same were included in the Management Accounts or (if the Purchaser so elects) than they would have been if the Warranty concerned had been true and accurate and not misleading; and

         (d) the amount by which the profitability of the Company is less, or its losses greater, than would have been in the case if the Warranty concerned had been true and accurate and not misleading, calculated on the same basis as if such reduction in profitability or increase in losses were suffered as the result of an actionable wrong done to the Company.

12.5 This clause applies if at any time the Purchaser makes any Claim against any Shareholder in circumstances where no disclosure has been made in the Disclosure Letter and (notwithstanding the express provisions of this Agreement) such Shareholder avoids or limits liability as a result of a court of competent jurisdiction holding that the Claim (or any part of it) should fail or the quantum recoverable should be reduced because the Purchaser has or is deemed to have knowledge of the matters which give rise to the breach of Warranty. Subject to the provisions of Clause 13.5, the Shareholders covenant to pay to the Purchaser on demand an amount equal to the amount which the Purchaser would have been entitled to recover from the Shareholders but for the Purchaser having or being deemed to have knowledge of the matters giving rise to the breach of Warranty.

12.6 Subject to the provisions of Clause 13.5 the Shareholders shall indemnify the Purchaser against all costs (including legal costs on an indemnity basis as defined in Rule 44.4(3) of the Civil Procedure Rules
         1998), expenses or other liabilities which the Purchaser may reasonably incur either before or after the commencement of any action in connection with:

         (a)      the settlement of any Non-Tax Claim;

         (b) any legal proceedings in respect of any Non-Tax Claim in which judgement is given for the Purchaser; or

         (c)      the enforcement of any such settlement or judgement.

12.7 Any amount paid by the Shareholders to the Purchaser in respect of any of the provisions of this Agreement shall be treated as paid to the Purchaser by way of pro rata reduction in the Consideration.

13.      LIMITATIONS ON LIABILITY

13.1 To provide a source of indemnification to the Purchaser pursuant to any Claims, the Shareholders agree that

         (a) certificates for 12,708(twelve thousand seven hundred and eight) shares of Consideration Stock being 20% of the aggregate of the value of the Consideration Stock and the Consideration Funds issued to the Non-Employee Shareholders pursuant to clause 3 ("THE RETAINED STOCK") shall be deposited with the Escrow Agent in an escrow account ("THE ESCROW ACCOUNT") pursuant to the Escrow Agreement following Completion;

         (b) for the avoidance of doubt, this sub-clause 13.1 shall not affect the Purchaser's right to cancel all of the Deferred Consideration outstanding from time to time in the event that any Claim arises and which cancellation rights are provided for in accordance with this Agreement;

         (c) For the purpose of interpretation of this sub-clause 13.1 the parties have assumed that in the case of sub-Clause 13.1(b)(ii) the Deferred Consideration being subject to a conditional right of allotment was so allotted and issued and in all cases by reference to the Average Closing Price. In the case of the Employee Shareholders the Purchaser shall have the right by way of set-off, deduction, off-set, cancellation or otherwise for the period of one year following the date of this Agreement to:

                  (i) irrevocably and unconditionally cancel any Deferred Consideration allotted and issued to Employee Shareholders pursuant to Clause 3 and 6; and/or

                  (ii) irrevocably and unconditionally determine, cancel, extinguish or determine any conditional right of allotment of Deferred Consideration.


                  in either case to a total aggregate value of $413,840 (four hundred and thirteen thousand eight hundred and forty dollars ("the Set-Off Amount").

13.2 The Retained Stock shall be held in the Escrow Account on such terms as are set forth in the Escrow Agreement for a period of one year from the date of Completion ("THE HOLD PERIOD"). Any dividends and distributions with respect to such Retained Stock while held in the Escrow Account shall also be retained in the Escrow Account until the expiration of the Hold Period. Any offsets or deductions made from Retained Stock held in the Escrow Account on account of any Claim shall be made on the last business day of the Hold Period, or at such other time as set forth in the Escrow Agreement and shall be based upon the Average Closing Price. All Retained Stock subject to such offset or deduction shall be cancelled by the Purchaser and the remaining Retained Stock together with any dividends paid or distributions made with respect to such Retained Stock shall be then delivered to the Shareholders in accordance with their respective interests. For the avoidance of doubt, no offset or reduction in the Retained Stock allocated to SCM Microsystems Limited shall be made in respect of any Claim for which SCM Microsystems Limited is not liable to any extent under this Agreement.

13.3 Subject to the provisions of this clause 13, the cancellation by the Purchaser of any Retained Stock contained in the Escrow Account or the exercise of any cancellation or set-off rights in respect of the Set-Off Amount shall not prejudice its right to recover any further sum due to it for that or any other Claim not satisfied by the Escrow Account or the Set-Off Amount.

13.4 The liability of the Shareholders under the Covenant for Taxation shall be reduced if and to the extent that the loss shall have been recovered under the Warranties (and vice versa).

13.5 In the absence of fraud, dishonesty or wilful non-disclosure on the part of any of the Shareholders, their agents or advisors and subject to the remaining provisions of this clause 13:

         (a) the Purchaser shall not have any claim under the Warranties in respect of any matter if, and to the extent that, it is fully and fairly Disclosed;

         (b) the Shareholders shall not be liable for any Claim or any claim under any indemnity in this Agreement unless they have received written notice from the Purchaser giving reasonable details of the Claim and, if practicable, the Purchaser's estimate of the amount involved on or before the expiration of one (1) year from Completion or, in the case of any claim or Claim relating to Taxation, not later than six (6) years from Completion;

         (c) the aggregate liability of the Shareholders in respect of any indemnity in this Agreement (for the avoidance of doubt including, in the absence of fraud, the indemnity in clause 4.4) and the Non-Tax Warranties shall not exceed(pound)506,337 (five hundred and six thousand three hundred and thirty-seven pounds) representing the value at Completion of the Retained Stock and the Set-Off Amount and in relation to the Management Accounts Indemnity no claim shall be made by the Purchaser if the value of the claim is estimated by the Purchaser to be less than(pound)15,000, but if the value of a claim made by the Purchaser is estimated to exceed(pound)15,000 then the Shareholders shall be liable for the whole of such claim and not merely the excess;

         (d) the aggregate liability of the Purchaser in respect of any indemnity or liability in or under this Agreement shall not exceed (pound)506,337 (five hundred and six thousand three hundred and thirty seven pounds).

13.6 The limitations on liability contained in clause 13.5 shall not apply to any Claims relating to fraud or the Tax Warranties or any Claim under the Covenant for Taxation (together the "MAJOR CLAIMS") and for the avoidance of doubt SCM Microsystems Limited shall be severally liable and the remaining Shareholders shall be jointly and severally liable for the Major Claims but in any event no such Shareholder shall be liable for such Major Claims for an amount exceeding that part of the maximum aggregate Consideration payableto the said Shareholder under the terms of this Agreement assuming in the case of any Employee Shareholder that they are fully entitled to the Deferred Consideration.

13.7 The limitations on liability contained in clause 13.5 shall not apply to any Claims relating to the Employment Indemnity and for the avoidance of doubt all of the Shareholders with the exception of SCM Microsystems Limited (which shall not be liable to any extent in relation to the Employment Indemnity) shall be jointly and severally liable for any Claims under the Employment Indemnity but no such Shareholder shall be liable for such Claim for an amount exceeding that part of the maximum aggregate Consideration payable to the said Shareholder under the terms of this Agreement assuming for the purpose of this sub-clause 17.7. that in the case of any Employee Shareholder that they are fully entitled to the Deferred Consideration.

13.8 If the Shareholders make any payment to the Purchaser or the Company in relation to any Non-Tax Claim and the Purchaser or the Company subsequently receives from a third party any amount referable to, or any benefit which would not have been received but for the circumstances giving rise to, the subject matter of that Claim, the Purchaser shall, once it or the Company has received such amount or benefit, immediately repay or procure the repayment to the Shareholders of either:

         (a) the amount of such receipt (after deducting an amount equal to the reasonable costs of the Purchaser or the Company incurred in recovering such receipt and any Taxation payable on it); or if lesser

         (b)      the amount paid by the Shareholders.

14.      CONDUCT OF NON-TAX CLAIMS

14.1     The Purchaser shall notify the Shareholders in writing of:

         (a) any claim made against it by a third party which may give rise to a Non-Tax Claim; and

         (b) any claim the Company is entitled to bring against a third party which claim is based on circumstances which may give rise to a Non-Tax Claim.

14.2 The Purchaser shall procure that the conduct, negotiation, settlement or litigation of the claim by or against such third party is, so far as is reasonably practicable, carried out in accordance with the wishes of the Shareholders and at their cost subject to their giving timely instructions to the Purchaser and providing reasonable security for any costs and expenses which might be incurred by the Purchaser or the Company.

14.3 Subject to the provisions of clause 13.5(b) the Purchaser shall not be liable for any delay in giving any notice under sub-clause 14.1 and shall not by reason of such delay be precluded from bringing any such Non-Tax Claim against the Shareholders.

14.4 The Purchaser shall provide and shall procure that the Company provides to the Shareholders and the Shareholders' professional advisers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating any Non-Tax Claim and enabling the Shareholders to take the action referred to in sub-clauses 14.2 and shall allow the Shareholders and their advisers to take copies of any relevant documents or records at their expense.

15.      GENERAL

15.1     ENTIRE AGREEMENT AND CONFLICTS

         (a) This Agreement sets out the entire agreement and understanding between the parties in respect of the subject matter of this Agreement.

         (b) The Purchaser acknowledges that it has entered into this Agreement in reliance only upon the representations, warranties and promises specifically contained or incorporated in this Agreement and, save as expressly set out in this Agreement, the Shareholders shall have no liability in respect of any other representation, warranty or promise made prior to the date of this Agreement unless it was made fraudulently.

15.2     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         The Contracts (Rights of Third Parties) Act 1999 does not apply to this Agreement.

15.3     ASSIGNMENT

         (a) This Agreement shall be binding upon and enure for the benefit of the successors in title of the parties but, except as set out in sub-clause (b), shall not be assignable by any party without the prior written consent of the other.

         (b) The Purchaser may assign the benefit of this Agreement (including, without limitation, the Warranties) to any member of the same group of Companies as the Purchaser being a successor in title or any subsequent purchaser of the Shares.

15.4     VARIATION

         No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

15.5     EFFECT OF COMPLETION

         Except to the extent already performed, all the provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion.

15.6     INVALIDITY

         To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

15.7     RELEASES AND WAIVERS

         (a) The rights, powers and remedies conferred on the Purchaser by this Agreement and remedies available to it are cumulative and are additional to any right, power or remedy which it may have under general law or otherwise.

         (b) The Purchaser may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by any other party or parties without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

         (c) No single or partial exercise, or failure or delay in exercising any right, power or remedy by the Purchaser shall constitute a waiver by it of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

15.8     FURTHER ASSURANCE

         After Completion, each party shall execute such documents and take such steps as the other party may reasonably require to fulfil the provisions of and to give to each party the full benefit of this Agreement.

15.9     COUNTERPARTS

         (a) This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

         (b) Each counterpart, when executed, shall be an original of this Agreement and all counterparts shall together constitute one instrument.

15.10    TERMINATION

         Without prejudice to any remedy available to any party arising out of any outstanding breach of this Agreement on the part of any other party, if this Agreement is terminated in accordance with its terms, the following shall occur:

         (a)      the restrictions contained in sub-clause 15.11
                  (Confidentiality) and clause 16 (Announcements) shall continue to apply; and

         (b) except as referred to in sub-clause (a), all obligations of the Purchaser under this Agreement shall cease.

15.11    CONFIDENTIALITY

         (a) Except as referred to in sub-clause (b), each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to the provisions or subject matter of this Agreement, to any other party or the negotiations relating to this Agreement.

         (b) Any party may disclose information which would otherwise be confidential if and to the extent:

                  (i) it is required to do so by law or any securities exchange or regulatory or governmental body to which it is subject wherever situated;

                  (ii) it considers it necessary to disclose the information to its professional advisers, auditors and bankers provided that it does so on a confidential basis;

                  (iii) the information has come into the public domain through no fault of that party; or

                  (iv) each party to whom it relates has given its consent in writing.

15.12    SET-OFF

         In addition to all rights and remedies that the Purchaser may have, the Purchaser shall be entitled to set off the amount of any Claim against any sum due from it to the Shareholders under this Agreement.or any other agreement in the agreed form. This contractual right of set off shall extend to the Purchaser the right to cancel all or any of the Consideration Stock, the Retained Stock subject to the provisions of Clause 13 or the Deferred Consideration and in the case of any such Deferred Consideration not issued or allotted hereunder the right to cancel or extinguish conditional rights of allotment.

16.      ANNOUNCEMENTS

16.1 Except as referred to in sub-clause 16.2, no announcement concerning the terms of this Agreement shall be made by or on behalf of any of the parties without the prior written consent of the others, such consent not to be unreasonably withheld or delayed.

16.2 Any announcement or circular required to be made or issued by any party by law or under the regulations of the SEC or other regulatory body may be made or issued by that party without consent if it has first sought consent and given the other parties a reasonable opportunity to comment on the subject matter and form of the announcement or circular (given the time scale within which it is required to be released or despatched).

17.      COSTS AND EXPENSES

17.1 The Purchaser shall contribute to the reasonable professional costs incurred by the Company in the preparation, execution and implementation of this Agreement up to a maximum aggregate of (pound)50,000.

17.2     Except as set out in sub-clause 17.1, sub-clause 17.3 and sub-clause
         15.10 (Termination) each party shall bear its own costs and expenses incurred in the preparation, execution and implementation of this Agreement.

17.3 The Purchaser shall pay all stamp and other transfer duties and registration fees applicable to any document to which it is a party and which arise as a result of or in consequence of this Agreement.

18.      NOTICES

18.1 Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be left at, or sent by prepaid first class post, prepaid recorded delivery or facsimile to the address of the party as set out on page 1 and in schedule 1 of this Agreement or as otherwise notified in writing from time to time.

18.2 Except as referred to in sub-clauses 18.3 and 18.4, a notice shall be deemed to have been served:

         (a)      at the time of delivery if delivered personally:

                  (i) 48 hours after posting in the case of an address in the United Kingdom and 96 hours after posting for any other address;

                  (ii) 2 hours after transmission if served by facsimile on a business day prior to 3pm or in any other case at 10 am on the business day after the date of despatch.

18.3 If the deemed time of service is not during normal business hours in the country of receipt, the notice shall be deemed served at or, in the case of faxes, two hours after the opening of business on the next business day of that country.

18.4 The deemed service provisions set out in sub-clause 18.2 do not apply to:

         (a) a notice served by post, if there is a national or local suspension, curtailment or disruption of postal services which affects the collection of the notice or is such that the notice cannot reasonably be expected to be delivered within 48 hours or 96 hours (as appropriate) after posting; and

         (b) a notice served by facsimile, if, before the time at which the notice would otherwise be deemed to have been served, the receiving party informs the sending party that the notice has been received in a form which is unclear in any material respect, and, if it informs the sending party by telephone, it also despatches a confirmatory facsimile within two hours.

18.5     In proving service it will be sufficient to prove:

         (a) in the case of personal service, that it was handed to the party or delivered to or left in an appropriate place for receipt of letters at its address;

         (b) in the case of a letter sent by post, that the letter was properly addressed, stamped and posted;

         (c) in the case of facsimile, that it was properly addressed and despatched to the number of the party.

18.6 A party shall not attempt to prevent or delay the service on it of a notice connected with this Agreement.

19.      GOVERNING LAW AND JURISDICTION

19.1 This Agreement shall be governed by and construed in accordance with English law.

19.2 Each of the parties irrevocably submits for all purposes in connection with this Agreement to the non-exclusive jurisdiction of the courts of England.

THIS AGREEMENT has been executed and delivered as a deed on the date appearing at the head of page 1.

                                   SCHEDULE 1

                                THE SHAREHOLDERS

                                     PART 1

                          THE NON-EMPLOYEE SHAREHOLDERS

NAME                      ADDRESS                   NO. OF SHARES IN THE          CONSIDERATION STOCK ISSUED AT
                                                                 COMPANY                             COMPLETION
Dierdre Giese             13 Larch Avenue,                         2,000
                          Wokingham
                          RG41 1EJ                                                                 2,156 shares

Deborah Norford Jones     943 Manor Way, Los                      20,000
                          Altos, CA90424 USA                                                      21,561 shares

Alan Jones                943 Manor Way,                           9,200
                          Los Altos,
                          CA90424 USA                                                              9,918

Derek Cook                5, Bird Mews,                            1,000
                          Wokingham,
                          Berks RG40 1DZ                                                           1,078 shares

George Dundon             35 Marsh Court,                         1,000
                          Lychpit,


                          Basingstoke,
                          Hampshire RG24 8UY                                                       1,078 shares

SCM Microsystems Limited  Shuttle House,                          22,800
                          Ashville Way,
                          Ashville Park,
                          Wokingham, Berks RG41 2PL                                               24,579 shares
                                                                          --------------------------------------

TOTAL                                                                                             60,370 shares
                                                                          --------------------------------------

                                     PART 2

                            THE EMPLOYEE SHAREHOLDERS

                                                                                            CONSIDERATION STOCK
NAME                      ADDRESS                          NO. OF SHARES                   ISSUED AT COMPLETION
David Atkinson            4 Green Finch Close,                     8,000                           1,725 shares
                          Heathfield Park,
                          Crowthorne,
                          Berks RG45 6TZ

John Boyne                17 The Hatches,                          6,000                           1,294 shares
                          Frimley Green,
                          Camberley, Surrey
                          GU14 6HE

Anne Cowen                8 Ashbury Drive,                         4,000                             862 shares
                          Tilehurst, Reading,
                          Berks RG31 5LJ

Stephen Darragh           113 Juniper Birch                        3,000                             647 shares
                          Hill, Bracknell,
                          RG142 7ZF

Esther Flawn              36 Carnation Drive,                     10,000                            2,156shares
                          Winkfield Road RG42 7QT

Donna Kirby               35 Leyland Gardens,                      2,000                             431 shares
                          Shinfield, Reading,
                          Berks RG2 9AN

Grant Morgan              7 Coulsden Rise,                        15,000                           3,234 shares
                          Coulsden, Surrey
                          CR5 2SE

Tiel Holdstock            43 Gipsey Lane,                          8,000                           1,725 shares
                          Wokingham, Berks RG40 2BN

Carl Hayesmore            22 Hill Brow,                            2,000                             431 shares
                          Reading, Berks RG2 8JD

Christopher Higginson     2 Hazelbank,                             2,000                             431 shares
                          Finchampstead, Berks
                          RG40 4XD
                                                                          --------------------------------------
TOTAL                                                                                             12,936 shares
                                                                          --------------------------------------

                                     PART 3

                              EMPLOYEE SHAREHOLDERS

CONDITIONAL ALLOTMENT DATE         % OF DEFERRED CONSIDERATION              PERCENTAGE
                                     AVAILABLE FOR ALLOTMENT
                                     CALCULATED PURSUANT TO
                                           CLAUSE 6
06/10/2000                        30%

06/04/2001                        16.7%                               As set out in Part 4 of
                                                                      Schedule 1 Column 3

06/10/2001                        16.7%

06/04/2002                        16.6%

                                     PART 4

          THE PROPORTIONS OF CONSIDERATION STOCK FOR WHICH THE EMPLOYEE

              SHAREHOLDERS HAVE THE CONDITIONAL RIGHT TO SUBSCRIBE

NAME                      ADDRESS                         PERCENTAGE OF DEFERRED
                                                 CONSIDERATION AVAILABLE TO EACH
                                                  EMPLOYEE SHAREHOLDER UPON EACH
                                                           CONDITIONAL ALLOTMENT

David Atkinson            4 Green  Finch  Close,                           13.33
                          Heathfield Park,
                          Crowthorne, Berks
                          RG45 6TZ

John Boyne                17 The Hatches,                                     10
                          Frimley Green,
                          Camberley, Surrey
                          GU14 6HE

Anne Cowen                8 Ashbury Drive,                                 6.675
                          Tilehurst, Reading,
                          Berks RG31 5LJ

Stephen Darragh           113 Juniper Birch                                    5
                          Hill, Bracknell,
                          RG142 7ZF

Esther Flawn              36 Carnation Drive,                             16.675
                          Winkfield Road RG42 7QT

Donna Kirby               35 Leyland Gardens,                               3.33
                          Shinfield, Reading,
                          Berks RG2 9AN

Grant Morgan              7 Coulsden Rise,                                    25
                          Coulsden, Surrey CR5 2SE

Tiel Holdstock            43 Gipsey Lane,                                  13.33

                          Wokingham, Berks RG40 2BN

Carl Hayesmore            22 Hill Brow,                                     3.33
                          Reading, Berks RG2 8JD

Christopher Higginson     2 Hazelbank,                                      3.33
                          Finchampstead,
                          Berks RG40 4XD

                                       -----------------------------------------
TOTAL                                                                        100
                                       -----------------------------------------

                                   SCHEDULE 2

                      (Information concerning the Company)


REGISTERED NUMBER                                 3786531

DATE OF INCORPORATION                             10 June 1999

PLACE OF INCORPORATION                            Cardiff

ADDRESS OF REGISTERED OFFICE                      Woodhouse Daughtrey, North
                                                  Lodge, Templewood Lane,
                                                  Farnham Common, Slough,
                                                  Berkshire SL2 3HW

CLASS OF COMPANY                                  Private

AUTHORISED SHARE CAPITAL                          (pound)5,000,000

ISSUED SHARE CAPITAL                              (pound)58,000

LOAN CAPITAL                                      There is no loan capital

DIRECTORS

FULL NAME                     USUAL RESIDENTIAL ADDRESS         NATIONALITY

Grant Morgan                  7 Coulsdon Rise,                  British
                              Coulsdon, Surrey CR5 2SE

Alan Jones                    943 Manor Way, Los Altos,         British
                              CA90424 USA

George Dundon                 35 March Court, Basingstoke,      British
                              Hants RG26 8HY

SECRETARY

FULL NAME                     USUAL RESIDENTIAL ADDRESS

Brian Daughtrey

ACCOUNTING REFERENCE DATE                         30 April

TAX RESIDENCE                                     England and Wales

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                                   SCHEDULE 3

                             The Non-Tax Warranties

THE SHAREHOLDERS

1.       CAPACITY

1.1 Each Shareholder has the requisite power and authority to enter into and perform this Agreement.

1.2 No Shareholder is bankrupt, has proposed a voluntary arrangement or has made or proposed any arrangement or composition with his creditors or any class of his creditors.

1.3 This Agreement constitutes and imposes valid legal and binding obligations on each Shareholder fully enforceable in accordance with its terms.

2.       ARRANGEMENTS BETWEEN THE COMPANY AND SHAREHOLDER ASSOCIATES

         There are no contracts, arrangements or liabilities, actual or contingent, outstanding or remaining in whole or in part to be performed between the Company and any Shareholder Associate.

3.       OTHER INTERESTS OF ANY SHAREHOLDER ASSOCIATE

         No Shareholder other than SCM Microsystems Limited has or intends to acquire any interest, direct or indirect, in any business which has a close trading relationship with or which competes or is likely to compete with any business now carried on by the Company and, so far as the Shareholders are aware, no Shareholder Associate has or intends to do so.

SHARE CAPITAL

4.       COMPANY

4.1 The Shares constitute the entire issued and allotted share capital of the Company and are fully paid or credited as fully paid.

4.2 Apart from this Agreement, there is no agreement, arrangement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment, issue or transfer of, any share or loan capital of the Company.

4.3 None of the Shares was, or represents assets which were, the subject of a transfer at an undervalue, within the meaning of Sections 238 or 339, Insolvency Act 1986, within the past 5 years.

4.4      The Company has not at any time:

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         (a)      reduced its share capital;

         (b)      redeemed any share capital;

         (c)      purchased any of its shares; or

         (d)      forfeited any of its shares.

5.       SUBSIDIARIES

5.1      There are no Subsidiaries of the Company.

5.2 The Company does not have, and has never had, a participating interest (as defined in Section 260 of the Act) in any undertaking nor has it agreed to acquire such an interest.

5.3 The Company does not hold or is not liable on any share or relevant security.


CORPORATE MATTERS

6.       INSOLVENCY OF THE COMPANY

6.1 No order has been made, no resolution has been passed, no petition presented, no meeting convened for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company

6.2 No administration order has been made and no petition for one has been presented in respect of the Company.

6.3 No receiver or administrative receiver has been appointed in respect of the Company or any of its assets.

6.4 The Company is not insolvent, has failed or is unable to pay, or has no reasonable prospect of being unable to pay, any of its debts as they fall due, as those expressions are defined in Section 123, Insolvency Act 1986.

6.5 No voluntary arrangement has been proposed under Section 1, Insolvency Act 1986 in respect of the Company and the Company has not made or proposed any arrangement or composition with its creditors or any class of them.

6.6 No distress, execution or other process has been levied on the Company's assets or action taken to repossess goods in the possession of the Company.

6.7 No unsatisfied judgement is outstanding against the Company and no demand has been served on the Company under Section 123(1)(a), Insolvency Act 1986.

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6.8      No event analogous to any referred to in sub-paragraphs 6.1 to 6.7 has occurred anywhere in the world.

7.       STATUTORY BOOKS AND DOCUMENTS FILED

7.1 The statutory books, including all registers and minute books, of the Company have been properly kept and contain an accurate and complete record of the matters with which those books should deal.

7.2 All documents which should have been delivered by the Company to the Registrar of Companies are complete and accurate and have been properly so delivered.

7.3 A copy of the memorandum and articles of association of the Company is contained in the Disclosure Letter and has embodied in it or annexed to it a copy of each resolution as referred to in Section 380, Companies Act 1985, and is accurate and complete in all respects.

7.4 Since the Accounts Date the members of the Company in general meeting, or of any class of them, have not passed any resolution other than resolutions relating to the ordinary business of annual general meetings.

INFORMATION

8.       ACCURACY AND ADEQUACY OF INFORMATION

8.1 The information contained in schedules 1, 2 and 4 to this Agreement is accurate and complete.

8.2 The information contained in the Disclosure Letter and all written information supplied to the Purchaser or its advisers by or on behalf of the Shareholders or any of their advisers or by the Company is complete and accurate and is not misleading because of any omission or ambiguity or for any other reason and where the information is expressed as an opinion, it is truly and honestly held and not given casually, recklessly or without due regard for its accuracy.

8.3 So far as the Shareholders with the exception of SCM Microsystems Ltd are aware, there is no fact or circumstance relating to the business and affairs of the Company which, if Disclosed to the Purchaser or any of its advisers, might reasonably be expected to influence the decision of the Purchaser to purchase the Shares on the terms contained in this Agreement and which has not been so Disclosed.

MANAGEMENT ACCOUNTS

9.       PREPARATION AND CONTENTS OF THE MANAGEMENT ACCOUNTS

         (a)      The Management Accounts:

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                  (i)      contain full provision or reserve for all liabilities
                           and for all capital and revenue commitments of the Company as at the Accounts Date;

                  (ii) disclose all the assets of the Company as at the Accounts Date and none of the values placed in the Accounts on any of those assets was in excess of its market value at the Accounts Date;

                  (iii)    make full provision for bad and doubtful debts;

                  (iv) do not include any figure which is referable to the value of an intangible asset; and

                  (v) make full provision for depreciation of the fixed assets of the Company having regard to their original cost and life.

10.      ACCOUNTING RECORDS

10.1 The accounting records of the Company comply with the requirements of Sections 221 and 222 of the Act, do not contain or reflect any material inaccuracy or discrepancy and present and reflect in accordance with generally accepted accounting principles and standards the financial position of and all transactions entered into by the Company or to which it has been a party.

10.2 All relevant financial books and records of the Company are in its possession or otherwise under its direct control.

10.3     Where any of the records of the Company are kept on computer, the
         Company:

         (a) is the owner of all hardware and all software necessary to enable it to use the records as they have been used in its business to the date of this Agreement and to Completion;

         (b) does not share any hardware or software relating to the records with any person; and

         (c) maintains adequate back up records and support in the event of any fault or failure of such computer hardware and software.

11.      EURO COMPLIANCE

11.1 The products, systems and services are "Euro Compliant" and are capable of satisfying the legal requirements applicable to the common currency adopted or to be adopted by the relevant participating member states of the European Union and known as the "Euro" as set out in the European Commission Regulation number 1103.97 ("THE REGULATION"). For the purposes of this warranty "Euro Compliant"

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         shall mean the ability of the systems to perform using the Euro and to allow any currency recognised by the systems, including but not limited to the Euro and all other currencies belonging to and adopted by full member states of the European Union, to be converted to other currencies, and in particular (but without limitation) to:

         (a)      perform all monetary functions in Euros;

         (b) process multiple currencies and in particular the dual currencies during the transition phase set out in the Regulation of countries adopting the Euro;

         (c) recognise the industry standard keyboard configurations or key-strokes and screen layouts for the Euro symbol;

         (d) correctly implement the conversion and rounding requirements (including the triangulation rule) set out in the Regulation; and

         (e)      interface with other Euro Compliant products.

11.2 Neither the Company nor the Shareholders have any knowledge that the introduction of the Euro will or may cause any agreement, arrangement or obligation to which the Company is a party to terminate or to be capable of termination or will or may alter the terms of or excuse or discharge performance of such an agreement.

12.      EVENTS SINCE THE ACCOUNTS DATE

12.1     Since the Accounts Date there has been no material change in:

         (a)      the financial or trading position or prospects of the Company;

         (b) the value or state of assets or amount or nature of liabilities as compared with the position disclosed in the Management Accounts.

12.2 The Company has since the Accounts Date carried on its business in the ordinary course and without interruption, so as to maintain it as a going concern and paid its creditors in the ordinary course and within the credit periods agreed with such creditors.

12.3 Since the Accounts Date no supplier of the Company has ceased or restricted supplies or threatened so to do, there has been no loss or material curtailment of the business transacted by the Company with any customer which at any time represented 10 per cent or more of the turnover of the Company and the Shareholders are not aware of any circumstances likely to give rise to any of the above.

12.4     Since the Accounts Date the Company has not:

         (a)      incurred or committed to incur:

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                  (i)      material capital expenditure exceeding(pound)5,000;
                           or

                  (ii) any liability whether actual or contingent except for full value or in the ordinary course of business;

         (b)      acquired or agreed to acquire:

                  (i) any asset for a consideration higher than its market value at the time of acquisition or otherwise than in the ordinary course of business; or

                  (ii) any business or substantial part of it or any share or shares in a body corporate;

         (c) disposed of or agreed to dispose of, any of the assets of the Company, except in the ordinary course of business and for full value;

         (d) repaid wholly or in part any loan except upon the due date or dates for repayment;

         (e) issued or allotted share or loan capital, increased its authorised share capital, purchased or redeemed any shares, reduced or re-organised its share capital or agreed to do so; or

         (f)      declared or paid any distribution of profit.

12.5 None of the debts included in the Management Accounts or any of the debts subsequently arising have been the subject of factoring by the Company and the Shareholders are not aware of any circumstances which could result in any presently outstanding debt in excess of (pound)1,000 not being paid in full.

FINANCIAL

13.      FINANCIAL COMMITMENTS AND BORROWINGS

13.1 Complete and accurate details of all overdraft, loan and other financial facilities available to the Company and the amounts outstanding under them at the close of business on the day preceding the date of this Agreement are set out in the Disclosure Letter and none of the Shareholders or the Company has done anything, or omitted to do anything, as a result of which the continuance of any of those facilities might be affected or prejudiced.

13.2 The Company is not a party to, and has not agreed to enter into, any lending, or purported lending, agreement or arrangement (other than agreements to give credit in the ordinary course of its business).

13.3 The Company is not exceeding any borrowing limit imposed upon it by its bankers, other lenders, its articles of association or otherwise nor

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         has the Company entered into any commitment or arrangement which might lead it so to do.

13.4 No overdraft or other financial facilities available to the Company are dependent upon the guarantee of or security provided by any other person.

13.5 No event has occurred or been alleged which is or, with the passing of any time or the giving of any notice, certificate, declaration or demand, would become an event of default under, or breach of, any of the terms of any loan capital, borrowing, debenture or financial facility of the Company or which would entitle any person to call for repayment prior to normal maturity.

13.6 The Company is not, or has agreed to become, bound by any guarantee, indemnity, surety or similar commitment.

13.7 The Company has no credit cards in issue in its own name or that of any officer or employee of the Company or any person connected with any officer or employee.

13.8 The Company has not received any grants, allowances, loans or financial aid of any kind from any government departmental or other board, body, agency or authority which may become liable to be refunded or repaid in whole or in part.

13.9 The Company has not engaged in financing of a type which is not required, or has not been, shown or reflected in the Management Accounts.

14.      WORKING CAPITAL

         Having regard to existing bank and other facilities available to it, the Company has sufficient working capital for the purposes of continuing to carry on its business, in its present form and at its present level of turnover, for the period of 12 months after Completion.

15.      INSURANCES

15.1 The Company maintains, and at all material times has maintained, adequate insurance cover against all risks normally insured against by companies carrying on a similar business, for the full replacement or reinstatement value of its business and assets, and in particular has maintained product liability, professional indemnity insurance and all insurance required by statute and insured against loss of profits for a period of not less than 6 months and for loss of rent for a period of not less than 3 years.

15.2 The Policies are valid and enforceable and all premiums due have been paid. There are no outstanding claims or circumstances likely to give rise to a claim under the Policies or which would be required to be

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         notified to the insurers and nothing has been done or omitted to be done which has made or could make any Policy void or voidable or as a result of which the renewal of any Policy might be refused or the premiums due in respect of them may be liable to be increased.

15.3 There are no claims outstanding or threatened, or so far as the Shareholders are aware, pending, against the Company which are not fully covered by insurance.

TRADING AND CONTRACTS

16.      CONTRACTS AND COMMITMENTS

16.1 All contracts, agreements, transactions, obligations, commitments, understandings or arrangements requiring in relation to its discharge any payment in excess of (pound)5,000 to which the Company is a party are Disclosed in the Disclosure Letter.

16.2 The Company is not a party to any agreement, arrangement or commitment which:

         (a) has or is expected to have material consequences in terms of expenditure or revenue;

         (b) relates to matters outside the ordinary business of the Company or was not entered into on arms' length terms;

         (c) can be terminated in the event of any change in the underlying ownership or control of the Company or would be materially affected by such change;

         (d)      cannot readily be fulfilled or performed by it on time; or

         (e) cannot be terminated, without giving rise to any liabilities on the Company, by the Company giving 3 months' notice or less.

16.3      The Company:

         (a) has no outstanding bid, tender, sale or service proposal which is material in relation to its business or which, if accepted, would be likely to result in a loss;

         (b) or shareholders are not aware of any actual, potential or alleged breach, invalidity, grounds for termination, grounds for rescission, grounds for avoidance or grounds for repudiation of, any contract to which the Company is a party; or

         (c) has not granted any power of attorney or other such authority (whether express or implied) which is still outstanding.

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17.      TERMS OF TRADE

         The Company has not given any guarantee or warranty (other than any implied by law) or made any representation in respect of any product or services sold or supplied by it nor has it accepted any liability to service, maintain, repair or otherwise do or refrain from doing anything in relation to such goods or services after they have been sold or supplied by it except for those contained in its standard conditions of trading, complete and accurate copies of which are contained in the Disclosure Letter.

18.      PRODUCT LIABILITY

         So far as the Shareholders are aware the Company has not manufactured, sold or provided any product or service which does not in every respect comply with all applicable laws, regulations or standards or which is defective or dangerous or not in accordance with any representation or warranty, express or implied, given in respect of it.

19.      LICENCES AND CONSENTS

19.1 Complete and accurate details of all licences, consents, permissions, authorisations and approvals required by the Company for the carrying on of its business are contained in the Disclosure Letter and all of them have been obtained by the Company and are in full force and effect.

19.2 So far as the Shareholders are aware, all reports, returns and information required by law or as a condition of any licence, consent, permission, authorisation or approval to be made or given to any person or authority in connection with the business of the Company have been made or given to the appropriate person or authority and there are no circumstances which indicate that any licence, consent, permission, authorisation or approval might not be renewed in whole or in part or is likely to be revoked, suspended or cancelled or which may confer a right of revocation, suspension or cancellation.

20.      TRADING PARTNERS

20.1 The Company does not act or carry on business in partnership with any other person or is a member of any corporate or unincorporated body, undertaking or association.

20.2 The Company is not a party to any joint venture agreement or arrangement or any agreement or arrangement under which it is to participate with any other person in any business.

20.3 The Company is not a party to any agency, distributorship, licence or management agreement or is a party to any contract or arrangement which restricts its freedom to carry on its business in such manner as it

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         may think fit in any part of the world.

20.4 The Company has no branch, agency, place of business or establishment outside the United Kingdom.

21.      COMPETITION AND TRADE REGULATION LAW

21.1 The Company is not and has not been a party to, is not, has not been concerned in any agreement or arrangement, or is not conducting or has not conducted itself, whether by omission or otherwise, in a manner which:

         (a) contravenes, is invalidated in whole or in part by or has been, or should have been, registered under the Restrictive Trade Practices Acts 1976 and 1977;

         (b) contravenes the provisions of the Resale the Purchasers Act 1976, the Trade Description Acts 1968 and 1972, the Fair Trading Act 1973 or any secondary legislation made under either of those Acts;

         (c) infringes Articles 81 or 82 of the EC Treaty or any regulation or directive made under it or any other anti-trust or similar legislation in any jurisdiction in which the Company has assets or carries on or intends to carry on business or where its activities may have any effect; or

         (d) infringes Chapter 1 or Chapter 2 of the Competition Act 1998 or any secondary legislation made under it.

21.2     The Company has not:

         (a) given an undertaking to, or is subject to, any order of or investigation by, or has received any request for information from;

         (b) received, nor so far as the Shareholders are aware, is it likely to receive any process, notice or communication, formal or informal by or on behalf of;

         (c) been or is a party to, or is or has been concerned in, any agreement or arrangement in respect of which an application for negative clearance and/or exemption has been made to the Office of Fair Trading, the Competition Commission, the Secretary of State, the European Commission or any other governmental or other authority, department, board, body or agency of any country having jurisdiction in anti-trust or similar matters in relation to its business.

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22.      COMPLIANCE WITH LAW

22.1 The Company has not committed or is liable for, and no claim has been or, so far as the Shareholders are aware, will be made that the Company has committed or is liable for, any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty whether imposed by or pursuant to statute, contract or otherwise.

22.2 The Company has not received notification that any investigation or inquiry is being, or has been, conducted by, or received any request for information from any governmental or other authority, department, board, body or agency in respect of the affairs of the Company and, so far as the Shareholders are aware, there are no circumstances which would give rise to such investigation, inquiry or request.

22.3 None of the activities, contracts or rights of the Company is ultra vires, unauthorised, invalid or unenforceable or in breach of any contract or covenant and all documents in the enforcement of which the Company may be interested are valid.

23.      LITIGATION AND DISPUTES

23.1 Except for actions to recover any debt incurred in the ordinary course of the business owed to the Company where each individual debt and its costs outstanding amounts to less than (pound)1,000:

         (a) The Company is not nor is any person for whose acts the Company may be liable engaged in any litigation, arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise;

         (b) no litigation, arbitration, administrative or criminal proceedings by or against the Company or any person for whose acts the Company may be liable are threatened or expected and, as far as the Shareholders are aware, none are pending; and

         (c) there are no facts or circumstances likely to give rise to any litigation, arbitration, administrative or criminal proceedings against the Company or any person for whose acts the Company may be liable.

23.2 The Company is not subject to any order or judgement given by any court or governmental or other authority, department, board, body or agency or has not been a party to any undertaking or assurance given to any court or governmental or other authority, department, board, body or agency which is still in force, nor are there any facts or circumstances likely to give rise to the Company becoming subject to such an order or judgement or to be a party to any such undertaking or assurance.

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ASSETS

24.      OWNERSHIP AND CONDITION OF ASSETS

24.1 Each of the assets included in the Management Accounts or acquired by the Company since the Accounts Date (other than the Properties and current assets subsequently disposed of or realised in the ordinary course of business) is owned both legally and beneficially by the Company free from any third party rights and, if capable of possession, is in the possession of the Company.

24.2 Each item of plant and machinery, vehicle and office equipment used by the Company is:

         (a) in good repair and condition, regularly maintained and certified safe and without risk to health when used;

         (b) capable and will remain capable of doing the work for which it was designed or purchased until the time when (on the basis of depreciation adopted in the Management Accounts) it will have been written down to a nil value;

         (c)      not surplus to requirements; and

         (d) not expected to require replacement or additions within 6 months of Completion.

24.3 The Company has not acquired, or agreed to acquire, any asset on terms that title to that asset does not pass until full payment is made or all indebtedness incurred in connection with the acquisition is discharged.

24.4 The assets owned by the Company, together with all assets held under hire purchase, lease or rental agreements which are contained in the Disclosure Letter, comprise all assets necessary for the continuation of the business of the Company as it is currently carried on.

25.      STOCK

         At Completion, other than where provision has been made in the Management Accounts, no more than 5% of the stocks of materials of the Company is redundant, obsolete, obsolescent or defective.

26.      CHARGES AND ENCUMBRANCES OVER ASSETS

26.1 No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the shares or the whole or any part of the undertaking or assets of the Company is outstanding and, apart from this Agreement, there is no

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         agreement or commitment to give or create any of them and no claim has been made by any person to be entitled to any of them.

26.2 No floating charge created by the Company has crystallised and there are no circumstances likely to cause such a floating charge to crystallise.

26.3 The Company has not received notice from any person intimating that it will enforce any security which it may hold over the assets of the Company, and there are no circumstances likely to give rise to such a notice.

26.4 All charges in favour of the Company have, if required, been registered in accordance with the provisions of the Companies Act 1985, Part XII.

27.      INTELLECTUAL PROPERTY

27.1 The Company is the sole legal owner with full title guarantee of the Intellectual Property used in connection with its business and has absolute unencumbered title to such Intellectual Property and such Intellectual Property is not subject to any outstanding rights of any third party nor does the Intellectual Property infringe any third party's Intellectual Property rights or rights in know how of any nature whatsoever or to any option or agreement for licence or purchase in favour of any person nor do any circumstances exist whereby any person may claim entitlement to such Intellectual Property in competition with the Company and without prejudice to the generality of the foregoing no employee of the Company is entitled to any award or compensation in respect thereof whether under the Patents Act 1977 or otherwise.

27.2 All Marks and Patents (if any) used by the Company in the course of its business are registered in the name of the Company as proprietor.

27.3 As regards all Marks owned by the Company, the Company has paid all renewal and other fees or expenses which may be necessary to ensure the continuance in force of the registrations of the said Marks.

27.4 All Know-How used by the Company in connection with its business is its sole property and the Company has neither disclosed to nor licensed any third party to use such Know-How.

27.5 None of the operations of the Company infringe any industrial property rights or intellectual property rights of any third party and the Company is not liable to make any payment of any royalty or fee in respect of the same.

27.6 The Company does not use on its letterheads, business cards, circulars, advertisements, brochures, sales literature or vehicles or otherwise carry on business under a name other than its corporate name.

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27.7     None of the Intellectual Property used by the Company in its business has been assigned or is being used, claimed, opposed or attacked by any person nor so far as the Shareholders are aware are the Company's rights thereto being infringed.

27.8 The Company has not entered into any agreement which restricts the disclosure or use by the Company of any Know-how or technical information or other Intellectual Property and there has not been any infringement by any third party of any of the rights in confidential information or other Intellectual Property held by the Company.

27.9     The Company owns all Intellectual Property with full title guarantee.

27.10 The Intellectual Property is free from encumbrances and /or any third party interests.

27.11 The Company has quiet enjoyment of all Intellectual Property at the date hereof.

27.12 No part of any of the Intellectual Property has except in the ordinary course of business been licensed, transferred, assigned, charged or otherwise encumbered or dealt with.

27.13 There is no third party Software licensed to the Company which the Company needs for its business.

27.14 No part of any of the Software is manufactured, supplied or licensed by the Company under any licence, consent or permission from any third party.

27.15 In respect of any part of any Intellectual Property written, developed or originated by an employee or director of the Company:

         (a) all such Intellectual Property was written, developed or originated by such employee in the course of his employment by the Company; and

         (b) the contract of employment between the Company and such employee provides for the Company to own all rights in and to such Software; and

         (c) if sub-paragraphs 28.15(a) and (b) do not both apply, such employee has expressly assigned as beneficial owner to the Company all Intellectual Property.

27.16 None of the processes employed, or products or services dealt in, by the Company infringes any rights of any third party relating to intellectual property nor makes the Company liable to pay a fee or royalty and no claims have been made, threatened or so far as the Shareholders are aware are pending, in relation to any Intellectual Property against the Company.

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28.      DATA PROTECTION ACT

28.1 The Company has complied in all respects with the provisions of the Data Protection Act 1984 (as amended) and the Data Protection Act 1998 ("DPA") and the principles contained in the DPA.

28.2 Except as registered under the DPA, the Company has not held or processed any personal data or is exempt from registering under the DPA under one of the exemptions contained in the DPA.

28.3     Insofar as personal data are subject to registration:

         (a) the Company has at all times maintained full and accurate registration under the DPA and has operated wholly within the terms of such registrations;

         (b)      all personal data are accurate and up to date;

         (c) personal data have not been used by the Company for an unspecified or unlawful purpose nor has there been any disclosure thereof outside the terms of the Company's registration.

28.4 The Company has not been served with any notice under the DPA nor are there any circumstances which might give rise to the Company being served with such a notice in the future

EMPLOYMENT

29.      DIRECTORS AND EMPLOYEES

29.1 Complete and accurate details of the terms and conditions of employment of all employees of the Company, including the date of commencement of their continuous period of employment and any arrangements or assurances (whether or not legally binding) in relation to their employment, are contained in the Disclosure Letter.

29.2 The Company has maintained up-to-date, adequate and suitable records regarding the service and terms and conditions of employment of each of its employees.

29.3 The Company has maintained up-to-date adequate and suitable records for the purposes of the Working Time Regulations and has complied with all other obligations to its workers (as "workers" is defined in Regulation 2 of the Working Time Regulations) and there are no claims capable of arising or pending or threatened by any officer or employee or former officer or employee or the Health and Safety Executive or any local authority Environmental Health Department or any trade union or employee representative related to the Working Time Regulations.

29.4 The Company is not a party to any consultancy agreement, any agreement for management services or any contract of services.

29.5     Since the Accounts Date there has been:

         (a) no material alteration in the terms of employment or any material change in the number of employees employed by the Company; or

         (b) no material increase in any fees, remuneration or benefits paid or payable to any officer or employee of the Company, nor are any negotiations for any such increase current.

29.6 No officer or employee of the Company is remunerated on a profit-sharing, bonus or commission basis.

29.7 Other than salary for the current month and accrued holiday pay, no amount is owing to any present or former officer or employee of the Company.

29.8 There is no share option or share incentive scheme in operation by or in relation to the Company for any of its officers or employees nor is the introduction of such a scheme been proposed.

29.9 The Company has at all relevant times complied with all its obligations under statute and otherwise concerning the health and safety at work of its employees and there are no claims capable of arising or pending or threatened by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

29.10    Save as provided for or taken into account in the Management Accounts:

         (a) no claim or liability to make any payment of any kind to any person who is or has been an officer or employee has been received or incurred by the Company whether under the Employment Rights Act 1996, Sex Discrimination Act 1975, the Race Relations Act 1976 and the Disability Discrimination Act 1995 or otherwise; and

         (b) no gratuitous payment of a material amount has been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former officer or employee.

29.11 No officer or employee of the Company has given notice or is under notice of dismissal nor are there any service contracts between the Company and its officers or employees which cannot be terminated by the Company by 12 weeks notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment).

29.12    The Company has not, in contravention of the Act:

         (a) entered into any arrangement involving the acquisition of non-cash assets from or disposal to;

         (b) granted any loan or quasi-loan to or entered into any guarantee or credit transaction with; or

         (c) provided any security in connection with any loan, quasi-loan or credit transaction to or with any director or person connected with a director within the meaning of the Act.

30.      INDUSTRIAL RELATIONS

30.1 The Company is not a party to any contract, agreement or arrangement with any trade union or other body or organisation representing any of its employees.

30.2 The Company has in relation to its officers and employees and former officers and employees complied with all conditions of service, customs and practices and, where relevant, all collective agreements, recognition agreements workforce agreements and relevant agreements for the time being.

30.3     Within the last 12 months, the Company has not:

         (a) given notice of any redundancies to the Secretary of State, started consultations with any appropriate representatives or failed to comply with any obligation under the provisions of Chapter II Trade Union and Labour Relations (consolidation) Act 1992;

         (b) been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 or has failed to comply with any duty to inform and consult any appropriate representative under the Regulations.

30.4 No dispute has arisen between the Company and a material number or category of its employees nor are there any present circumstances known to the Shareholders which are likely to give rise to any such dispute.

30.5 No training schemes, arrangements or proposals exist nor have there been any such schemes, arrangements or proposals in the past in respect of which a levy may become payable by the Company under the Industrial Training Act 1982.

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

31.      PENSIONS

31.1 Except as disclosed in the Disclosure Letter, the Company does not have any plans, schemes or arrangements in relation to death, disability or retirement of its employees or any of them.

31.2 In relation to each plan, scheme or arrangement disclosed in the Disclosure Letter:

         (a)      complete and accurate details:

                  (i) of it (including, where appropriate, copies of all trust deeds and rules together with copies of all amending deeds and resolution and the latest actuarial reports);

                           and

                  (ii) of the basis on which the Company makes, or is liable to make, contributions to it are contained in the Disclosure Letter.

         (b) all contributions which are payable by the Company in respect of any such plans, schemes or arrangements referred to above and all contributions due from the employees of the Company as members of such plans, schemes or arrangements have been duly made and the Company has fulfilled all its obligations under each of them.

PROPERTIES.

32.      TITLE

32.1 The Property comprises all the properties presently owned, occupied, held, controlled or otherwise used by the Company.

32.2 The Company occupies the Property under a licence to occupy contained in a Business Sale Agreement dated 12 November 1999 between SCM Microsystems Ltd (1) and Impleo Limited (2), the original of which is in the possession of the Company.

32.3 So far as the Shareholders are aware, no person is in adverse possession of any Property or has acquired or is acquiring any rights or overriding interests (as defined by Section 70, Land Registration Act 1925) adversely affecting any Property.

32.4 So far as the Shareholders are aware the Company has not had occasion to make any claim or complaint in relation to any neighbouring property or its use or occupation and there are no disputes, claims, actions, demands or complaints in respect of any Property which are ongoing nor are any disputes, claims, actions, demands or complaints anticipated and no notices materially affecting any Property have been given or received and not complied with.

33.      ENCUMBRANCES

33.1 So far as the Shareholders are aware the Property is not subject to any restrictive covenant, reservation, stipulation, easement, profits a prendre, wayleave, licence, grant, restriction, overriding interest, agreement for sale, estate contract, option, right of pre-emption or other similar agreement or right vested in third parties.

33.2 Where sub-paragraphs 33.1 has been Disclosed against in the Disclosure Letter, the obligations and liabilities imposed and arising under the Disclosed matter have been fully observed and performed and any payments in respect of it which are due and payable have been duly paid.

34.      PLANNING MATTERS

34.1 The use of each Property is a lawful and permitted use for the purposes of the Planning Acts.

34.2 So far as the Shareholders are aware, building regulation consents have been obtained with respect to all development, alterations and improvements to the Property.

34.3 So far as the Shareholders are aware, all claims and liabilities under the Planning Acts or any other legislation have been discharged and no claim or liability, actual or contingent, is outstanding.

35.      STATUTORY OBLIGATIONS

35.1 So far as the Shareholders are aware, the Company has complied with and is continuing to comply with all applicable statutory and by-law requirements with respect to the Property, and in particular with the requirements as to fire precautions under the Fire Precautions Act 1971 and under the Public Health Acts, the Offices, Shops and Railway Premises Act 1963, the Health and Safety at Work Act 1974, the Factories Act 1961 and the Shops Acts 1950 to 1956.

36.      ADVERSE ORDERS

36.1 So far as the Shareholders are aware, there are no compulsory purchase notices, orders or resolutions affecting the Property and there are no circumstances likely to lead to any being made.

36.2 So far as the Shareholders are aware, there are no closing, demolition or clearance orders, enforcement notices or stop notices affecting the Property and there are no circumstances likely to lead to any being made.

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

37.      LEASEHOLD PROPERTIES

37.1 The Company has not in the past been the tenant of or guarantor of any leasehold premises not listed in schedule 4 in respect of which any obligations or liabilities could still accrue to the Company.

ENVIRONMENT

38.      ENVIRONMENTAL MATTERS

38.1 In relation to its business, the Company holds and has since its incorporation always held all Environmental Consents.

38.2 Complete and accurate details of all Environmental Consents held by the Company are contained in the Disclosure Letter and are valid and subsisting.

38.3 The Company has not received any notification that any Environmental Consent it holds is or is likely to be modified, restricted or withdrawn and no works or other upgrading or investment are or will be necessary to secure compliance with or to maintain any such Environmental Consent.

38.4 The Company has not breached the terms, conditions or provisions of any Environmental Consent.

38.5 The Company has not received any notification or informal indication that further Environmental Consents will be required under Environmental Law in order for it to continue its present business.

38.6 The Company (and each of its officers, employees and agents in the course of its business) has complied with all applicable Environmental Laws and has never received any notification under Environmental Law requiring it to take or omit to take any action.

38.7 The Company has not been threatened with any investigation or enquiry by any organisation, or received any complaint, in connection with the Environment.

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

                                   SCHEDULE 4

1.       THE PROPERTY

ADDRESS OF PROPERTY                         DATE AND PARTIES TO THE TERM
                                            CURRENT RENTAL RENT REVIEWS
                                            LEASE OF THE PROPERTY

Unit 200,  Ashville  Park,  Ashville  Way,  Clement  Properties Limited 18 years
Molly Millars Lane, Wokingham               (1) and Shuttle Technology
                                            Group Limited (2) dated 8
                                            September 1998

                                   SCHEDULE 5

                                  Tax Schedule

Definitions and interpretation

1.1 In this Schedule, unless the context otherwise requires, the following words have the following meanings:

         "CLAIM FOR TAXATION"           any notice, demand, assessment, letter
                                        or other document issued or action taken by any Tax Authority or any person
                                        (including the Company) indicating that
                                        any person is or may be placed or sought to be placed under either a Liability to Taxation or a claim for Taxation to which paragraph 3 may apply;

         "ICTA"                         the Income and Corporation Taxes Act
                                        1988;



         "LIABILITY TO TAXATION"        (a)       any liability to make a
                                                  payment of or in respect of
                                                  Taxation regardless of whether
                                                  such Taxation is chargeable or
                                                  attributable directly or
                                                  primarily to the Company or to
                                                  any other person;

                                        (b)       the loss of any Relief which
                                                  would (were it not for the
                                                  loss) have been available to
                                                  the Company and which has been
                                                  treated as an asset in
                                                  preparing the Accounts or
                                                  taken into account in
                                                  computing (and so reducing) or
                                                  obviating any provision for
                                                  deferred taxation which
                                                  appears in the Accounts (or
                                                  which, but for the
                                                  availability or presumed
                                                  availability of such Relief
                                                  prior to its loss, would have
                                                  appeared in the Accounts);

                                        (c)       the setting off against any
                                                  liability to Taxation or
                                                  against Profits earned,
                                                  accrued or received on or
                                                  before Completion of any
                                                  Relief which arises in respect
                                                  of any period after Completion
                                                  or in

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

                                                  respect of any Transaction
                                                  effected on or after
                                                  Completion in
                                                  circumstances where, but
                                                  for the setting off, the
                                                  Company would have had a
                                                  liability to Taxation in
                                                  respect of which the
                                                  Purchaser (ignoring any
                                                  limitations on liability
                                                  contained herein) would
                                                  have been able to make a
                                                  claim against the
                                                  Shareholders under the
                                                  Covenant for Taxation; and

                                        (d)       any liability to make a
                                                  payment by way of indemnity or
                                                  damages, or any other payment
                                                  pursuant to a contract or
                                                  arrangement, in each case
                                                  arising out of or in
                                                  connection with Taxation

                                        and references to a Liability to
                                        Taxation shall include the
                                        settlement of a Claim for Taxation;


         "PROFITS"                      income, profits and gains, the value of
                                        any supply and any other consideration,
                                        value or receipt used or charged for
                                        Taxation purposes and references to
                                        "PROFITS EARNED, ACCRUED OR received"
                                        include Profits deemed to have been
                                        earned, accrued or received for Taxation purposes;

         "PURCHASER'S RELIEF"           a Relief falling within the
                                        definition of Liability to Taxation;

         "RELIEF" any relief, loss, allowance, exemption, set-off, deduction or credit in computing or against Profits or Taxation or any right to repayment of Taxation and references to the "LOSS OF ANY Relief" include the loss, reduction, counteraction, disallowance, setting-off against Profits, crediting against a liability to make an actual payment of Taxation or failure to obtain a Relief and "LOSE" and "LOST" shall be construed accordingly;

          "TAXATION"                    all forms of taxation and statutory,
                                        governmental, supra governmental, state, provincial, local governmental or

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

                                        municipal impositions, duties,
                                        contributions and levies (including
                                        withholdings and deductions), whether of the United Kingdom or elsewhere in the world, whenever imposed and however arising and all penalties, fines, charges, costs and interest, together with the cost of removing any charge or other encumbrance, relating thereto and "TAX" shall be construed accordingly;

         "TAX AUTHORITY"                any taxing or other
                                        authority, body or official competent to administer, impose or collect any
                                        Taxation;

         "TAX CLAIM"                    a claim by the Purchaser against
                                        the Shareholders under the Covenant for
                                        Taxation or that any of the Taxation
                                        Warranties is untrue or inaccurate in
                                        any respect or is misleading or, as the
                                        case may be, a claim by the Shareholders against the Purchaser under the covenant in paragraph 3;


         "TCGA"                         the Taxation of Chargeable Gains Act
                                        1992;

         "TMA"                          the Taxes Management Act 1970;

         "TRANSACTION"                  any transaction, deed, act, event,
                                        omission, payment or receipt of whatever nature and whether actual or deemed for Tax purposes and references to "ANY
                                        TRANSACTION EFFECTED ON OR BEFORE
                                        COMPLETION" include the combined result
                                        of two or more Transactions, the first
                                        of which shall have taken place or
                                        commenced (or be deemed to have taken
                                        place or commenced) on or before
                                        Completion;

         "VATA"                         the Value Added Tax Act 1994; and

         "SHAREHOLDERS ASSOCIATE"       any Shareholder and any other person
                                        with whom such Shareholder is either
                                        associated (within the meaning of
                                        section 417 ICTA) or connected (within
                                        the meaning of Section 839 ICTA).

1.2      In this Schedule:

         (a) a reference to any law shall include any statute, law, regulation, notice, directive or similar provision relating to Taxation, whether of the United Kingdom or elsewhere; and

         (b) references to the VATA shall include all law relating to value added tax in the United Kingdom and any value added, turnover, sales, purchase or similar tax of any other jurisdiction and references to value added tax shall be construed accordingly.

2.       COVENANT FOR TAXATION

2.1 Subject to Section 13.6 the Shareholders jointly and severally shall pay to the Purchaser an amount equal to any Liability to Taxation of the Company, save as fully provided for in the Management Accounts:

         (a) arising directly or indirectly from any Transaction effected on or before Completion;

         (b) in respect of, or by reference to, any Profits earned, accrued or received on or before Completion;

         (c) which would not have arisen but for the failure by any person who is or has been a Shareholders Associate to discharge a Liability to Taxation which falls upon such Shareholders
                  Associate:

                  (i) arising directly or indirectly from any Transaction effected or deemed to have been effected at any time by such Shareholders Associate; or

                  (ii) in respect of any Profits earned, accrued or received at any time by such Shareholders Associate; or

         (d) arising directly or indirectly from the transfer of the Shares by the Shareholders to the Purchaser or the allotment and issuance to the Shareholders by the Purchaser of the Consideration Stock either on Completion or at any time thereafter (but for the avoidance of doubt any liability of the Shareholders pursuant to this sub-clause 2.1 (d) of this schedule 5 shall not include a liability to pay stamp duty on the stock transfer forms executed by the Shareholders pursuant to clause 4.2 of this Agreement)

         together with all costs and expenses reasonably and properly incurred by the Purchaser or the Company in connection with any such Liability to Taxation or Claim for Taxation or in bringing any claim or defending any action under the provisions of this Schedule.

2.2 Where the Shareholders become liable to make any payment under the Covenant for Taxation, the due date for the making of that payment shall be:

         (a) in a case that involves an actual payment of Taxation by the Company, the date that is the last date on which the Company is liable to pay to the appropriate Tax Authority the Taxation in question in order to avoid incurring a liability to interest or penalties or, if later, five days following a written demand from the Purchaser;

         (b) in the case of the loss of any Relief, the date falling five days following the date when the Shareholders have been notified by the Purchaser that the auditors for the time being of the Company have certified, at the request of the Purchaser, that the Shareholders have a liability for a determinable amount in respect of the loss of such Relief under the Covenant for Taxation; or

         (c) in any other case, the date falling five days following the date on which the Shareholders receive a written demand for such amount from the Purchaser.

2.3 In a case of a loss of any Relief, the amount that is to be treated under the Covenant for Taxation as a Liability to Taxation shall:

         (a) be the amount of that Relief, if the Relief that was the subject of the loss was either a deduction from or offset against Taxation or a right to a repayment of Taxation;

         (b) be the amount of Taxation which has been saved in consequence of the setting off where the Relief that was the subject of the loss was a deduction from or offset against gross Profits, and the Relief was the subject of a setting off; and

         (c) in any other case where the Relief that was the subject of the loss was a deduction from or offset against gross Profits, be the amount of Taxation which would, on the basis of the rates of Taxation current at the date of the loss, have been saved but for the loss.

2.4 If, in respect of or in connection with any Claim, or otherwise in connection with any payment made under this Agreement, any amount payable to the Purchaser by the Shareholders is subject to Taxation, the amount to be paid to the Purchaser by the Shareholders shall be such amount as will ensure that the net amount received by the Purchaser after such Taxation has been taken into account is equal to the full amount which would be payable to the Purchaser had the amount not been subject to Taxation.

3.       COVENANT TO SHAREHOLDERS

3.1 The Purchaser hereby covenants with the Shareholders to pay to the Shareholders an amount equal to any Taxation which is assessed on the Shareholders or on any Shareholders Associate pursuant to either section 767A or section 767AA, ICTA by reason of Taxation assessed on or primarily or directly attributable to the Purchaser or the Company for any accounting period remaining unpaid provided that this covenant shall not apply to any Taxation in respect of which the Purchaser is entitled to bring a Tax Claim against the Shareholders or would have been so entitled but for paragraphs 5 (Limitations), 6 (Repayment) and 7 (Over-provision and Reliefs) below or clause o of the Agreement (Limitations).

3.2 The Shareholders hereby covenant that they shall make no claim under paragraph 3.1 above to the extent that they have recovered the Taxation in question under section 767B(2), ICTA and that to the extent that it recovers any amount under paragraph 3.1 they shall not seek to recover payment under section 767B(2).

3.3 The provisions of paragraphs 2.2 (date of payment), 2.4 (grossing up), 6 (repayment) and 9 (Claims Procedure) shall apply to this covenant as if references to the "PURCHASER" were to the "SHAREHOLDERS" (and vice versa), references to the "THE COMPANY" were also to the "SHAREHOLDERS" and references to "COVENANT FOR TAXATION" were to the "COVENANT UNDER PARAGRAPH 3".

4.       TAX WARRANTIES

         EVENTS SINCE THE ACCOUNTS DATE

4.1      Since the Accounts Date:

         (a) no transaction has occurred, either in circumstances where the consideration actually received or receivable (if any) was less than the consideration which could be deemed to have been received for Tax purposes or which will give rise to a Liability to Taxation on the Company calculated by reference to deemed as opposed to actual Profits;

         (b) no transaction has occurred which will result in the Company becoming liable to pay or bear a Liability to Taxation directly or primarily chargeable against or attributable to another person

         (c) no disposal has taken place or other event occurred which will, or may have, the effect of crystallising a Liability to Taxation which would have been included in the provision for deferred taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date;

         (d) the Company has not been a party to any transaction for which any Tax clearance provided for by statute has been, or could have been, obtained; and

         (e) no accounting period or period of account by reference to which Taxation is measured of the Company has ended within the meaning of Section 12, ICTA (basis of, and periods for, assessment).

         STAMP DUTY

4.2 All documents which are required to be stamped or in respect of which any form of Taxation is due and which are in the possession of the Company, or by virtue of which the Company has any right, have been duly and sufficiently stamped or the Taxation on such documents has been paid and no such document has been executed and retained outside the United Kingdom in circumstances in which a liability to stamp duty would arise if such document were to be brought into the United Kingdom.

         RECORDS AND COMPLIANCE

4.3 The Company has duly complied with all requirements imposed on it by law and in particular:

         (a) the Company has paid all Taxation for which it is liable and made all withholdings and deductions in respect, or on account, of any Taxation from any payments made by it which it is obliged or entitled to make and has paid to the appropriate Tax Authority all amounts so withheld or deducted;

         (b) the Company will not be liable to pay any Tax the due date for payment of which will arise in the 30 days following Completion;

         (c) the Company has properly prepared and punctually submitted all notices, returns and applications for clearances or consents required for Tax purposes and provided complete and accurate information to any Tax Authority and all such notices, returns, applications and information remain complete and accurate and in compiling the same the Company has not taken the benefit of any doubt, such that the relevant Tax Authority may discover information of which it was not reasonably aware and thereby make an enquiry into or dispute the Tax affairs of the Company;

         (d) the Company has kept and maintained complete and accurate records, invoices and other documents and information of whatever nature appropriate or requisite for Tax purposes and has sufficient such records, invoices and other documents and information relating to past events to calculate its liability to Taxation or the relief from Taxation which would arise on any disposal or on the realisation of any assets owned at Completion;

         (e) there are no disputes, unsettled or outstanding assessments or appeals in respect of Taxation and the Company has not within the last six years been subject to any enquiry, investigation or other dispute with any Tax Authority and there are no circumstances which may give rise to such an enquiry or dispute;

         (f) the Company has not within the last six years been liable or will in respect of any Transaction occurring on or before Completion become liable to pay any interest, penalty, fine or sum of a similar nature in respect of Taxation nor, in relation to value added tax, has received any penalty liability notice, surcharge liability notice or other written notice or warning under the VATA; and

         (g) the Company has duly submitted all claims and elections which have been assumed to have been made for the purposes of the Accounts.

4.4 The Company has at all times been resident for Tax purposes in the jurisdiction identified as the Tax Residence in Schedule 2 and the Company has not during the past six years paid and is not liable to pay Tax in any other jurisdiction.

4.5 The Company has not within the last six years received any audit, visit or inspection from any Tax Authority and no such audit, visit or inspection to take place on or after Completion has been arranged or requested.

4.6 The amount of Tax chargeable on the Company or subject to withholding or deduction by the Company during any accounting period ending on or within the last six years has not to any material extent depended on any concession, agreement, dispensation or other formal or informal arrangement with any Tax Authority.

4.7 The Company is not liable to pay corporation tax by instalments pursuant to Section 59E, TMA, or any regulations made thereunder.

         VAT

4.8      The Company:

         (a) is registered for the purpose of, and has complied in all respects with, the VATA and is not subject to any conditions imposed or agreed with any Tax Authority; and

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

         (b) is not, and has not within the last three years been a member of a group for value added tax purposes under Section 43, VATA (groups of companies).

4.9 All supplies made by the Company are taxable supplies, and all input tax for which the Company has claimed credit has been paid by the Company, in respect of supplies made to it relating to goods or services used or to be used for the purpose of the business of the Company.

4.10 The Company has not made, nor will prior to Completion make, any election to waive exemption under paragraph 2, Schedule 10, VATA (election to waive exemption).

4.11 The Disclosure Letter contains full details of all assets owned by the Company to which the provisions of Part XV, Value Added Tax Regulations 1995 (the Capital Goods Scheme) may apply, including the date of acquisition, the cost of the asset, the amount of the input tax for which credit has been claimed and the adjustment period relating to that asset.

         CUSTOMS DUTIES

4.12 The Company has made all necessary returns in relation to the collection and payment of customs duties, excise duties and other Taxes having an equivalent effect and has provided to any relevant Tax Authority all necessary information, returns and documentation and paid all amounts due in relation to the same and within the prescribed time limits.

4.13 Details of all bonds, recognisance and guarantees given to any relevant Tax Authority by or in relation to the Company are set out in the Disclosure Letter.

         BALANCE SHEET VALUES

4.14 No Liability to Taxation will arise or be incurred on a disposal by the Company of any of its assets for:

         (a) in the case of each asset owned at the Accounts Date, a consideration equal to the value attributed to that asset in preparing the Management Accounts; and

         (b) in the case of each asset acquired since the Accounts Date, a consideration equal to the consideration given for the acquisition.

4.15 The Company has not at any time in respect of any asset owned at the date hereof made, nor will prior to Completion make, any claim under Sections 152 to 158 (inclusive), TCGA (replacement of business assets) and there is no proposal or plan to make any such claim either in the claims and elections assumed to have been made for the purposes of the Management Accounts or otherwise.

         CLOSE COMPANY

4.16 The Company is not, nor has it at any time within the last six years been, either a close company within the meaning of Section 414, ICTA (close companies) or a close investment holding company for the purposes of Section 13A, ICTA (close investment-holding companies).

4.17 The Company has not at any time made any loan or advance or payment or given any consideration or effected any transaction falling within Sections 419 to 422 (inclusive), ICTA (loans to participators etc).

         GROUP TRANSACTIONS

4.18 Within the last six years the Company has not been a member of a group of companies within the meaning of Section 170 TCGA (groups of companies).


         DEDUCTIBLE EXPENSES.

4.19 The Company has not since the Accounts Date made or provided and is not under any obligation currently or for the future to make any payment of an income or revenue nature which, or to provide a benefit the cost of which, will be prevented from being deductible for Tax purposes, whether as a deduction in computing the profits of a trade or as an expense of management or as a charge on income.

4.20 The accounting treatment adopted by the Company in its accounts in relation to any loan relationship as defined in Section 81, Finance Act 1996 (meaning of "LOANS RELATIONSHIPS" etc.) will be treated as an authorised accounting method for the purposes of Section 85, Finance Act 1996 (authorised accounting methods).

4.21 The Company has not been a party to a loan relationship treated as being for an unallowable purpose within the meaning of Paragraph 13
         Schedule 9, Finance Act 1996 (loan relationships for unallowable purposes).

         DIVIDENDS AND DISTRIBUTIONS

4.22 The Company has not at any time purchased, repaid or redeemed or agreed to purchase, repay or redeem its share capital, or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves, or otherwise issued any share capital or other security as paid up otherwise than by the receipt of new consideration within the meaning of Section 254, ICTA (interpretation of Part VI).

4.23 The Company has not at any time been a party to or otherwise involved in any transaction to which Sections 213 to 218 (inclusive), ICTA

         (exempt distributions etc.) applied.


         INHERITANCE TAX AND GIFTS

4.24 No circumstances exist under which any power within Section 212, Inheritance Tax Act 1984 (powers to raise tax) could be exercised in relation to, and there is no Inland Revenue charge (within the meaning of Section 237, Inheritance Tax Act 1984 (imposition of charge)) attaching to, or which may attach to any shares or securities in or over any assets of the Company.

4.25 The Company is not liable and there are no circumstances in existence as a result of which it may become liable to be assessed to Tax as donor or donee of any gift or transfer or transferee of value.

         ANTI-AVOIDANCE

4.26     The Company has not:

         (a) entered into, or been party to, any scheme or arrangement designed for the purpose of avoiding Taxation, such that a Liability to Taxation may arise after Completion as a result of or in consequence of such a scheme or arrangement; or

         (b) acquired or disposed of any asset, or entered into any Transaction whatsoever, otherwise than by way of a bargain at arms length.

5.       LIMITATIONS ON LIABILITY

5.1 The liability of the Shareholders under the Covenant for Taxation shall be reduced if and to the extent that the Liability to Taxation shall have been recovered under the Warranties or under any other part of the Covenant for Taxation (and vice versa).

5.2 The Shareholders shall not be liable to the Purchaser for a Tax Claim in respect of any Liability to Taxation:

         (a) to the extent that provision or reserve in respect of that Liability to Taxation was included in the Accounts;

         (b) to the extent that the Liability to Taxation arises or is increased as a result only of:

                  (i)      any increase in rates of Taxation;

                  (ii) any change in law or in the published practice thereof;

                  (iii) any change in the bases upon which the accounts of the Company are prepared or any change in accounting practice or principles except in either case in order to comply with generally accepted accounting principles; or

                  (iv) any change in the date to which the Company makes up its accounts,


                  made in any such case after Completion with retrospective effect; or

(c) which arises under sub-paragraphs (a) to (d) of paragraph 2 of this Schedule to the extent that the Purchaser falls to be indemnified for the Liability to Taxation pursuant to paragraph 8 of this Schedule.

5.3 The Shareholders shall not be liable to the Purchaser under the Covenant for Taxation in respect of a Liability to Taxation:

         (a) to the extent that such Liability to Taxation is upon income, profits or gains which were actually earned, accrued or received by the Company since the Accounts Date in the ordinary and normal course of the business of the Company;

         (b) to the extent that there is available to the Company to relieve or mitigate such Liability to Taxation any Relief which is not a Purchaser's Relief;

         (c) to the extent that such Liability to Taxation would not have arisen but for a voluntary act or omission carried out or effected by the Company at any time after Completion, other than any act or omission carried out or effected:

                  (i) under a legally binding commitment created on or before Completion;

                  (ii) in order to comply with any law or in order to comply with generally accepted accounting principles;

                  (iii) in the ordinary and normal course of the business carried on by the Company; or

                  (iv) at the request of or with the consent of the Shareholders;

         (d) to the extent that such Liability to Taxation would not have arisen or would have been reduced but for a failure or omission on the part of the Company or the Purchaser after Completion to make any claim or election, the making or claiming of which was taken into account in computing the provision or reserve for Taxation in the Management Accounts but only to the extent that the relevant claim or election was identified in a disclosure specifically made against the Tax Warranty in paragraph 4.3(g) of this schedule.

5.4 SCM Microsystems Limited shall not be liable for any Tax Claim to the extent that such liability is a liability to PAYE or National Insurance.

6.       REPAYMENT

         If the Shareholders shall make any payment to the Purchaser in relation to any Tax Claim and the Purchaser or the Company subsequently receives from any Tax Authority or any person any amount referable to the subject matter of that Tax Claim, the Purchaser shall, once it or the Company has received such amount, repay (after deducting the costs and expenses of the Purchaser incurred in recovering such amount and any Taxation payable on it or on any interest) to the Shareholders either:

         (a)      a sum equal to such amount; or

         (b) if lesser a sum equal to the Tax Claim paid by the Shareholders to the Purchaser,


         together with any interest paid to the Purchaser or the Company in respect of such sum.

7.       OVER-PROVISION AND RELIEFS

7.1 If the auditors for the time being of the Company shall certify (at the request and expense of the Shareholders) that any provision for Taxation in the Management Accounts (excluding any provision for deferred taxation) has proved to be an over-provision, then the amount of such over-provision shall be dealt with in accordance with paragraph
         7.3 below.

7.2 If the auditors for the time being of the Company shall certify (at the request and expense of the Shareholders) that any Liability to Taxation which has resulted in a payment having been made or becoming due from the Shareholders under the Covenant for Taxation will give rise to a Relief for the Company (other than a Purchaser's Relief) which would not otherwise have arisen, then as and when such Relief reduces a liability to make an actual payment of Tax (other than a liability for which the Purchaser would be entitled to bring a Tax Claim), the amount of that reduction shall be dealt with in accordance with paragraph 7.3 below.

7.3 Where it is provided under paragraphs 7.1 or 7.2 that any amount ("THE RELEVANT AMOUNT") is to be dealt with in accordance with this sub-clause:

         (a) the relevant amount shall first be set-off against any payment then due from the Shareholders under the Covenant for Taxation;

         (b) to the extent that there is an excess, a refund shall be made to the Shareholders of any previous payment made by the Shareholders under the Covenant for Taxation (to the extent not previously refunded under this paragraph 7) up to the amount of such excess; and

         (c) to the extent that the excess referred to in paragraph 7.3(b) above is not exhausted under that paragraph, the remainder of the excess shall be carried forward and set off against any future payment or payments which become due from the Shareholders under the Covenant for Taxation.

7.4 Where any certification referred to in paragraphs 7.1 or 7.2 has been made, the Shareholders or the Purchaser or the Company may request the auditors to review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether the certified amount should be amended.

7.5 If the auditors certify under paragraph 7.4 that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of paragraph 7.3 as the relevant amount in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required shall be made as soon as practicable by the Shareholders or (as the case may be) to the Shareholders to give effect to the revised certification.

8.       NIC AND PAYE

8.1 The Shareholders agree that as between themselves, the Company and the Purchaser, neither the Company nor the Purchaser shall be liable for any income tax or Primary Class 1 National Insurance Contributions to which any Shareholder may be subject by reason of the right to receive, acquisition, holding, variation in terms, release of restrictions or disposal of the Shares or the Consideration Stock (in this paragraph together referred to as "the Shares") and, without limitation, any event relevant for the purposes of section 203FB, ICTA with respect to the Shares.

8.2 Each Shareholder shall severally indemnify the Company and the Purchaser to the extent that either of them is or may be liable to pay or account for any Tax in respect of:

         (a)      any PAYE income tax liability which arises under Chapter V of
                  Part V of ICTA and the PAYE regulations referred to therein, as each may be amended from time to time; and

         (b) any Primary Class 1 National Insurance Contributions which may be payable by the Company or the Purchaser under the modified PAYE system as it applies under Schedule 1 of the Social Security (Contributions) Regulations 1979

         (together in this paragraph referred to as "the PAYE liability") and which in each case becomes due by reason of the right to receive, acquisition, holding, variation in terms, release of restrictions or disposal of any Shares by such Shareholder or any event relevant for the purposes of section 203FB, ICTA with respect to the Shares.

8.3 The Company shall notify each Shareholder of the amount which, on the basis of the best estimate that can reasonably be made, is the amount of income likely to be chargeable to the PAYE liability.

8.4      Subject to sub-paragraph 8.6 below:

         (a) Each Shareholder appoints the Purchaser as its agent for the sale of such number of Shares as may be required to be sold to satisfy the PAYE liability and, after satisfying the same, the Purchaser shall remit any balance of Shares remaining to the Shareholder.

         (b) In order to enable the Purchaser to effect the sale envisaged in this clause each Shareholder agrees that he will, within 14 days of a demand by the Purchaser:

                  (i) deposit with the Purchaser share certificates which the Shareholder has a good right to deposit and transfer, free from any option, lien, charge or encumbrance in sufficient quantities to enable the Purchaser to satisfy the PAYE liability;

                  (ii) at the same time, submit to the Purchaser such other documents as the Purchaser may require (duly executed and signed by the Shareholder) to enable the Purchaser to sell the Shares.

         (c) Where the share certificates have not yet been issued, the Shareholder agrees that the Purchaser may retain sufficient Shares with a view to selling them to cover any contingent PAYE liability.

8.5 The Purchaser will hold any dividends paid on the Shares between the time that it notifies the Shareholder of the PAYE liability and the actual sale for the account of the Shareholder and may add the same to the proceeds of sale referred to in sub-paragraph 8.4 above.

8.6 Each Shareholder and the Purchaser may, at the complete discretion of the Purchaser, agree alternative arrangements for the Shareholder to satisfy the PAYE liability, including but not limited to a loan arrangement on terms to be agreed between the Shareholder and the

         Purchaser. The provisions of this paragraph shall be without prejudice to any rights that the Purchaser may have to cancel shares pursuant to the Agreement.

9.       CLAIMS PROCEDURE

9.1 Upon the Purchaser becoming aware of a Claim for Taxation which may result in a Tax Claim (which for the purposes of this paragraph 9 shall include any claim in respect of the indemnity contained in paragraph 8 above) the Purchaser shall give written notice of that Claim for Taxation to the Shareholders or, as the case may be, shall procure that the Company forthwith give written notice of that Claim for Taxation to the Shareholders, and the Purchaser shall, subject always to the terms of this paragraph 9, the Shareholders agreeing to indemnify and secure the Purchaser and/or the Company to its reasonable satisfaction against all losses, costs, damages and expenses, including interest on overdue Tax, which may be incurred, further procure that the Company take such action and give such information and assistance in connection with the affairs of the Company as the Shareholders may reasonably and promptly by written notice request to avoid, resist, appeal or compromise the Claim for Taxation.

9.2 The Purchaser shall not be obliged to procure that the Company appeals against any tax assessment if, the Shareholders having been given written notice of the receipt of that Claim for Taxation in accordance with paragraph 9.1 above, the Company has not within 21 days (or, if there is a statutory time limit of not more than 30 days, within 14 days) thereafter received instructions in writing from the Shareholders, in accordance with the preceding provisions of this paragraph 9, to make that appeal.

9.3 The Purchaser shall procure that the Shareholders are promptly provided with copies of any correspondence from the Tax Authority, copies of any correspondence from the Purchaser to the Tax Authority prior to its submission to the Tax Authority, and shall be given a reasonable opportunity to comment thereon prior to submission and account shall be taken of its reasonable comments.

9.4 The Purchaser shall not be obliged to procure that the Company take any action under paragraph 9.1 above which involves contesting any matter with any Tax Authority (excluding the authority or body demanding the Tax in question) or any court or tribunal unless the Shareholders furnishes the Company with the written opinion of leading tax counsel to the effect that the appeal in question will, on the balance of probabilities, succeed. Such tax counsel shall be instructed by the Shareholders at the Shareholders expense but the Shareholders shall promptly provide the Purchaser with a copy of such instructions and give the Purchaser or its representative a reasonable opportunity to attend any conference with Counsel.

9.5 The Purchaser shall not be required to take any action or procure that the Company take any action under this paragraph 9 if it reasonably determines that such action would have an adverse effect on the amount of tax payable by the Purchaser or the Company in respect of a period after Completion.

                                   SCHEDULE 6

                                  THE PRODUCTS

                                    SCHEDULE7

                             THE MANAGEMENT ACCOUNTS

                                   SCHEDULE 8

                             THE EMPLOYMENT CONTRACT

                                   SCHEDULE 9

                                   (DOCUMENTS)

1.       The signed Service Agreements of each of the employees of the Company.

2. A contract relating to the purchase of shares in the Company held by Mr Skinner signed by Mr Skinner and the Company, and a special resolution of the Company dated prior to the date of the contract approving the purchase.

3. A letter regarding the Company's bank overdraft signed by SmartDisk Corp. and SCM Microsystems Limited "(SCM").

4.       Form 403a signed by a director of SCM.

5. A quote for insurance for the Company relating to its occupation of the Property and acknowledging the Company's current legal position as occupier of the property under a licence not authorised by the tenant's lease.

6. The deed of waiver of its options over the Shares signed by the Director and the Secretary of SCM.

7.       The licence to occupy the Property executed by SCM.

8.       The deed regarding transfers of domain names executed by SCM.

9. A written resolution of the Company adopting new articles of association.

10. Board minutes of SCM appointing a company secretary to replace Brian Haughtrey.

11. Board minutes of SCM approving the transaction, this Agreement and all related documents to be executed by SCM and authorising the Director and Secretary of SCM to execute those documents on SCM's behalf.

12. Letters of resignation of John Boyne, George Dundon and Alan Jones as directors of the Company.

13. Replies to request for information and supplemental request for information signed by Grant Morgan.

14. Minutes of a board meeting of the Company in the form set out in the Agreement.

15.      Powers of Attorney appointing Grant Morgan as attorney for:

         David Atkinson;

         John Boyne;

         Anne Cowan;

         Stephen Darragh;

         Esther Flawn;

         Deirdre Giese;

         Donna Kirby;

         Tiel Holdstock;

         Carl Hayesmore;

         Christopher Higginson;

         Derek Cook; and

         George Dundon.

16.      Forms 288b signed by George Dundon, Alan Jones and John Boyne.

17. Bank statement for both accounts of the Company (no.s 4095447 and 11308971) dated the working day immediately prior to completion.

18.      Stock transfer forms signed by:

         David Atkinson;

         John Boyne;

         Anne Cowan;

         Stephen Darragh;

         Esther Flawn;

         Deirdre Giese;

         Donna Kirby;

         Tiel Holdstock;

         Carl Hayesmore;

         Christopher Higginson;

         Derek Cook;

         George Dundon;

         Alan Jones;

         Deborah Norford-Jones;

         SCM Microsystems Ltd; and

         Grant Morgan.

19.      Share certificates from:

         David Atkinson;

         John Boyne;

         Anne Cowan;

         Stephen Darragh;

         Esther Flawn;

         Deirdre Giese;

         Donna Kirby;

         Tiel Holdstock;

         Carl Hayesmore;

         Christopher Higginson;

         Derek Cook;

         George Dundon;

         Alan Jones;

         Deborah Norford-Jones;

         SCM Microsystems Ltd; and

         Grant Morgan.

20. The tax deed of covenant in the agreed form executed by the Shareholders.

EXECUTED (but not delivered until dated) as a DEED by David Atkinson   )
acting through his lawfully appointed attorney Grant  Morgan           ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )


EXECUTED (but not delivered until dated) as a DEED by John Boyne       )
acting through his lawfully appointed attorney Grant Morgan            ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )


EXECUTED (but not delivered until dated) as a DEED by ANNE COWAN       )
acting through her lawfully appointed attorney Grant Morgan            ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )


EXECUTED (but not delivered until dated) as a DEED by STEPHEN DARRAGH  )
acting through his lawfully appointed attorney Grant Morgan            )  /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )


EXECUTED (but not delivered until dated) as a DEED by ESTHER FLAWN     )
acting through her lawfully appointed attorney Grant Morgan            ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )


EXECUTED (but not delivered until dated) as a DEED by DIERDRE GIESE    )
acting through her lawfully appointed attorney Grant Morgan            ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )


EXECUTED (but not delivered until dated) as a DEED by DONNA KIRBY      )
acting through her lawfully appointed attorney Grant Morgan            ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )

EXECUTED (but not delivered until dated) as a DEED by                  )
DEBORAH NORFORD JONES                                                  )
acting through her lawfully appointed attorney Grant Morgan            ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000:                    )


EXECUTED (but not delivered until dated) as a DEED by TIEL HOLDSTOCK   )
acting through his lawfully appointed attorney Grant Morgan            ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )


EXECUTED (but not delivered until dated) as a DEED by CARL HAYESMORE   )
acting through his lawfully appointed attorney Grant Morgan            ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )


EXECUTED (but not delivered until dated) as a DEED by                  )
CHRISTOPHER HIGGINSON acting through his lawfully appointed attorney   ) /s/ Grant Morgan
Grant Morgan pursuant to a power of attorney dated 4 April 2000        )


EXECUTED (but not delivered until dated) as a DEED by DEREK COOK       )
acting through his lawfully appointed attorney Grant  Morgan           ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )


EXECUTED (but not delivered until dated) as a DEED by GEORGE DUNDON    )
acting through his lawfully appointed attorney Grant Morgan            ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )

EXECUTED (but not delivered until dated) as a DEED by ALAN JONES       )
acting through his lawfully appointed attorney Grant Morgan            ) /s/ Grant Morgan
pursuant to a power of attorney dated 4 April 2000                     )


EXECUTED (but not delivered until dated) as a DEED by                  )
GRANT MORGAN                                                           ) /s/ Grant Morgan
in the presence of:                                                    )


SIGNATURE OF WITNESS: /s/ Paul Curren

NAME:        Paul Curren

ADDRESS:     26 Old Bailey
             London G64N
OCCUPATION:  Solicitor

EXECUTED as a DEED (but not                          )
delivered until the date                             )
appearing at the head of                             )
page 1) by SCM MICROSYSTEMS LIMITED                  ) /s/ Robert Schneider
acting by its director Robert Schneider              )


and its secretary Jayne Stancomb:                    ) /s/ Jayne Stancomb


                                             Director

                                             Secretary

EXECUTED as a DEED (but not                  )
delivered until the date                     )
appearing at the head of                     )
page 1) by SMARTDISK                         )
CORPORATION                                  )
acting by:                                   ) /s/ Michael S. Battaglia


                                             Officer Chief Executive Officer and
                                                     President